Exhibit 2(c)

RVMTP Purchase Agreement

MFS Municipal Income Trust

and

JPMorgan Chase Bank, N.A.

July 20, 2021

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TABLE OF CONTENTS

5.12	General Solicitation	20
5.13	Due Diligence	20
5.14	Limit on Purchaser’s Voting Power	20

ARTICLE VI COVENANTS OF THE FUND		21

6.1	Information	21
6.2	No Amendment or Certain Other Actions Without Consent of the Purchaser	23
6.3	Maintenance of Existence	23
6.4	Tax Status of the Fund	23
6.5	Payment Obligations	23
6.6	Compliance With Law	23
6.7	Maintenance of Approvals: Filings, Etc.	24
6.8	Inspection Rights	24
6.9	Information Regarding Litigation, Etc.	24
6.10	1940 Act Registration	24
6.11	Eligible Assets	24
6.12	Investments	24
6.13	Maintenance of Effective Leverage Ratio	25
6.14	Tender and Paying Agent	25
6.15	Cooperation in the Sale of the RVMTP Shares	25
6.16	Securities Depository	26
6.17	Future Agreements	26
6.18	Use of Proceeds	26
6.19	Rating Agencies	26
6.20	Placement of RVMTP Shares	26

ARTICLE VII MISCELLANEOUS		27

7.1	Notices	27
7.2	No Waivers	28
7.3	Expenses and Indemnification	28
7.4	Amendments and Waivers	30
7.5	Successors and Assigns	30
7.6	Term of this Agreement	30
7.7	Governing Law	31
7.8	Waiver of Jury Trial	31
7.9	Counterparts	31
7.10	Beneficiaries	31
7.11	Entire Agreement	31
7.12	Relationship to the Statement	31
7.13	Confidentiality	31
7.14	Severability	33
7.15	Consent Rights of the Majority Participants to Certain Actions	33
7.16	No Individual Liability	35

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TABLE OF CONTENTS

SCHEDULE 1	Schedule-1
EXHIBIT A:	FORMS OF OPINIONS	A-1
EXHIBIT A-1:	FORM OF CORPORATE AND 1940 ACT OPINION	A-1-1
EXHIBIT A-2:	FORM OF TAX OPINION	A-2-1
EXHIBIT A-3:	FORM OF OPINION OF COUNSEL FOR THE TENDER AND PAYING AGENT	A-3-1
EXHIBIT B:	ELIGIBLE ASSETS	B-1
EXHIBIT C:	TRANSFEREE CERTIFICATE	C-1
EXHIBIT D:	INFORMATION TO BE PROVIDED BY THE FUND	D-1
EXHIBIT E:	CAPITALIZATION	E-1

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RVMTP PURCHASE AGREEMENT dated as of July 20, 2021 (the “Agreement”) between:

MFS Municipal Income Trust, a closed-end fund organized as a Massachusetts business trust, as issuer (the “Fund”) and

JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America, including its successors by merger or operation of law (and not merely by assignment of all or part of this Agreement (as defined below)), as purchaser of the RVMTP Shares (the “Purchaser”).

WHEREAS, the Purchaser desires that the Fund issue and sell to the Purchaser, in exchange for the Purchase Price (as defined below), Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051, par value $0.01 per share and liquidation preference $100,000 per share (collectively, the “RVMTP Shares”), to be conducted on the terms and subject to the conditions set forth in this Agreement (the “Purchase”), and the Fund desires to accept such Purchase;

WHEREAS, as an inducement to the Purchaser to purchase the RVMTP Shares, the Fund now desires to enter into this Agreement to set forth certain representations, warranties, covenants and agreements regarding the Fund and the RVMTP Shares; and

WHEREAS, as an inducement to the Fund to issue and sell the RVMTP Shares, the Purchaser desires to enter into this Agreement to set forth certain representations, warranties, covenants and agreements regarding the Purchaser and the RVMTP Shares.

NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms, as used herein, have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute, and the rules and regulations thereunder, including any exemptions or interpretations of the Securities and Exchange Commission or its staff thereunder.

“1940 Act Asset Coverage” has the meaning set forth in the Statement.

“1940 Act Document” has the meaning set forth in Section 4.7(h) of this Agreement.

“Advisers Act” means the Investment Advisers Act of 1940, as amended, or any successor statute, and the rules and regulations thereunder, including any exemptions or interpretations of the Securities and Exchange Commission or its staff thereunder.

“Agent Member” has the meaning set forth in the Statement.

“Agreement” means this RVMTP Purchase Agreement, dated as of July 20, 2021, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

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“Banks” has the meaning set forth in Section 2.1(b) of this Agreement.

“Below Investment Grade” means any obligation, the highest rating for which from any of Moody’s, S&P and Fitch is:

(a) lower than Baa3 (or unrated or with rating withdrawn), in the case of Moody’s,

(b) lower than BBB- (or unrated or with rating withdrawn), in the case of S&P, and

(c) lower than BBB- (or unrated or with rating withdrawn), in the case of Fitch.

“Blue Sky” has the meaning set forth in the Registration Rights Agreement.

“Board of Trustees” means the Board of Trustees of the Fund, or any duly authorized committee thereof.

“Business Day” has the meaning set forth in the Statement.

“By-Laws” means the By-laws of the Fund, as amended from time to time.

“Closed-End Funds” has the meaning set forth in Section 2.1(b) of this Agreement.

“Code” has the meaning set forth in the Statement.

“Common Shares” has the meaning set forth in the Statement.

“Custodian” has the meaning set forth in the Statement.

“Date of Original Issue”, with respect to the RVMTP Shares, means the date on which the Fund initially issued such RVMTP Shares.

“Declaration” has the meaning set forth in the Statement.

“Derivative Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, futures, interest rate futures or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Designated Owner” has the meaning set forth in the Statement.

“Dividend Payment Date” has the meaning set forth in the Statement.

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“Dividend Period” has the meaning set forth in the Statement.

“Dividend Rate” has the meaning set forth in the Statement.

“DTC” has the meaning set forth in Section 4.7(g) of this Agreement.

“Due Diligence Request” means the due diligence request letter from Chapman and Cutler LLP, counsel to the Purchaser, dated April 1, 2021, as amended pursuant to agreement by the parties.

“Effective Date” means the Date of Original Issue of the RVMTP Shares, subject to the satisfaction or waiver of the conditions specified in Article III.

“Effective Leverage Ratio” has the meaning set forth in the Statement.

“Eligible Assets” means the instruments described in Exhibit B to this Agreement, which may be amended from time to time with the prior written consent of the Purchaser.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder, including any exemptions or interpretations of the Securities and Exchange Commission or its staff thereunder.

“Existing VMTP Shares” means the Fund’s Variable Rate Municipal Term Preferred Shares, Series 2021/10.

“Existing Preferred Shares” means all outstanding Existing VMTP Shares, as of the Effective Date.

“Failure” has the meaning set forth in Section 2.3 of this Agreement.

“Fee Rate” means initially 0.25% per annum, which rate shall be subject to a cumulative increase by 0.25% per annum for each full Week in respect of which any Failure has occurred and is continuing.

“Fitch” means Fitch Ratings, a part of the Fitch Group, or any successor or successors thereto.

“Force Majeure Exception” means any failure or delay in the performance by the Fund of its reporting obligation pursuant to Section 2.3 arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; acts of civil or military authority and governmental action. The Fund shall use commercially reasonable efforts to commence performance of its obligations during any of the foregoing circumstances.

“Fund” has the meaning set forth in the preamble to this Agreement.

“Fund Material Adverse Effect” is material adverse effect on the Fund’s ability to consummate the transactions contemplated herein or a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business, properties, net assets or results of operations of the Fund (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business.

“Guidelines” means the guidelines of the Rating Agency then rating the RVMTP Shares, as may be amended from time to time, in connection with ratings of the RVMTP Shares.

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“Holder” has the meaning set forth in the Statement.

The word “including” means “including without limitation.”

“Indemnified Persons” means, the Purchaser and its affiliates, directors, officers, partners, employees, agents, representatives and control persons, entitled to indemnification by the Fund under Section 7.3.

“Investment Grade” means any obligation, the highest rating for which from any of Moody’s, S&P and Fitch is:

(a) higher than Ba1, in the case of Moody’s,

(b) higher than BB+, in the case of S&P, and

(c) higher than BB+, in the case of Fitch

(d) in the event that none of Moody’s, S&P or Fitch is then rating such obligation, higher than the equivalent long-term credit ratings to those set forth in clauses (a)-(c), in the case of any other NRSRO.

“Investment Management Agreement” has the meaning set forth in Section 4.7(x) of this Agreement.

“Investment Manager” means Massachusetts Financial Services Company, or such other entity as shall then be serving as the investment adviser of the Fund, and shall include, as appropriate, any sub-adviser duly appointed by the Investment Manager, or any successor company or entity.

“Liquidation Preference” means, with respect to a given number of RVMTP Shares, $100,000 times that number.

“Majority Participants” means the Holder(s) of more than 50% of the Outstanding RVMTP Shares.

“Market Value” has the meaning set forth in the Statement.

“MFS Persons” means the Investment Manager or any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Investment Manager (other than the Fund, in the case of a redemption or purchase of the RVMTP Shares which are to be cancelled within ten (10) days of purchase by the Fund).

“Moody’s” means Moody’s Investors Service, Inc., and any successor or successors thereto.

“Municipal Securities” has the meaning set forth in Exhibit B of this Agreement.

“Notice of Taxable Allocation” has the meaning set forth in the Statement.

“NRSRO” has the meaning set forth in the Statement.

“Offering Memorandum” means the Confidential Private Offering Memorandum of the Fund relating to the offering and sale of the RVMTP Shares, dated July 20, 2021, as the same may be amended, revised or supplemented from time to time.

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The word “or” is used in its inclusive sense.

“Other Rating Agency” means, at any time, each NRSRO, if any, other than Fitch, S&P, or Moody’s, then providing a rating for the RVMTP Shares pursuant to the request of the Fund and with the consent of the Majority Participants, which consent shall not be unreasonably withheld by any of the Holders of the Outstanding RVMTP Shares.

“Other Rating Agency Guidelines” means the guidelines, if any, provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of the RVMTP Shares.

“Outstanding” has the meaning set forth in the Statement.

“Overconcentration Amount” means as of any date of calculation of the Effective Leverage Ratio for the Fund, an amount equal to the sum of (without duplication):

(i) for investments (excluding pre-refunded securities) of the Fund in a single state or territory: 100% of the Market Value of such investments in excess of 25.0% of the Market Value of the Fund’s Total Assets;

(ii) for investments (excluding pre-refunded securities) of the Fund in a single state or territory rated Below Investment Grade or not rated: 100% of the Market Value of such investments in excess of 15.0% of the Market Value of the Fund’s Total Assets;

(iii) for investments (excluding pre-refunded securities) of the Fund in obligations identified as defaulted in payment of principal and interest, bankrupt or subject to an insolvency proceeding (as determined by the Fund through a commercially reasonable inquiry): 100% of the Market Value of such investments in excess of 10.0% of the Market Value of the Fund’s Total Assets;

(iv) for investments (excluding pre-refunded securities) of the Fund that constitute tobacco obligations (excluding advanced refunded and obligations backed by state appropriation): 100% of the Market Value of such investments in excess of 10.0% of the Market Value of the Fund’s Total Assets;

(v) for investments (excluding pre-refunded securities) of the Fund paying less frequently than semi-annually: 100% of the Market Value of such investments in excess of 20.0% of the Market Value of the Fund’s Total Assets;

(vi) for investments (excluding pre-refunded securities) of the Fund rated Below Investment Grade (excluding non-rated investments): 100% of the Market Value of such investments in excess of 20.0% of the Market Value of the Fund’s Total Assets;

(vii) for investments (excluding pre-refunded securities) of the Fund that are not rated: 100% of the Market Value of such investments in excess of 20.0% of the Market Value of the Fund’s Total Assets; and

(viii) for investments (excluding pre-refunded securities) of the Fund in a single obligor where the security is rated Below Investment Grade or not rated: 100% of the Market Value of such investments in excess of 4.0% of the Market Value of the Fund’s Total Assets.

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The rating of any investment (e.g., AA (or the equivalent)) used in determining the Overconcentration Amount shall be (a) the rating assigned to such investment if rated by only one of Fitch, Moody’s and S&P, (b) the higher of the ratings assigned to such investment if rated by any two of Fitch, Moody’s and S&P, or (c) the unweighted median rating assigned to such investment if rated by all three of Fitch, Moody’s and S&P. For investments which qualify for multiple overconcentration categories listed in (i) to (viii) above, the Overconcentration Amount will be calculated utilizing the individual concentration limit resulting in the largest amount (without duplication) to be subtracted from the sum determined pursuant to sub-section (ii) of the definition of Effective Leverage Ratio (set out in Section 2.4(d) of the Statement) pursuant to Sections 4.11 and 6.13 hereof.

“Person” has the meaning set forth in the Statement.

“Portfolio Information” means the reports and information set forth in Sections 6.1(n) and (o) of this Agreement.

“Preferred Shares” has the meaning set forth in the Statement.

“Purchase” has the meaning set forth in the preamble to this Agreement.

“Purchase Price” means, in respect of the RVMTP Shares sold to the Purchaser, an amount equal to $100,000 per RVMTP Share purchased.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rating Agency” means each of Fitch, S&P, or Moody’s (if such Rating Agency is then rating the RVMTP Shares), and any Other Rating Agency. As of the Effective Date, the parties have determined that Moody’s will be the initial Rating Agency for the RVMTP Shares. The Rating Agency with respect to the rating of the RVMTP Shares may be changed by written agreement of the parties as set forth in Section 7.15 below.

“Rating Agency Guidelines” means the Guidelines, and any Other Rating Agency Guidelines as they exist from time to time (if such Other Rating Agency is then rating the RVMTP Shares).

“Registration Rights Agreement” means the registration rights agreement entered into between the Fund and the Purchaser with respect to the RVMTP Shares, initially dated as of July 20, 2021, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Registration Rights Failure” means any (i) failure by the Fund to file a Registration Statement (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission relating to such of the Registrable Securities (as defined in the Registration Rights Agreement, but excluding any that are properly excluded pursuant to Section 3.3(c) or (d) of the Registration Rights Agreement) which the Fund has been properly requested to register under Section 3.1 of the Registration Rights Agreement within forty-five (45) calendar days (or, if the forty-fifth (45th) calendar day shall not be a Business Day, the next succeeding Business Day) of the later of (a) the date on which the holders of such Registrable Securities are required to give written notice to the Fund of their intent to register such Registrable Securities pursuant to Section 3.1 of the Registration Rights Agreement or (b) if properly exercised by the Fund, the end of any deferral period specified in accordance with the provisions of Section 3.2 of the

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Registration Rights Agreement, or (ii) failure by the Fund to reply to any written comments on such Registration Statement received by the Fund from the staff of the Securities and Exchange Commission (it being understood that the reply referenced herein shall not require the Fund to accept or agree with any comment, in whole or in part) within forty-five (45) calendar days (or, if the forty-fifth (45th) calendar day shall not be a Business Day, the next succeeding Business Day) of receipt thereof by the Fund.

“Related Documents” means this Agreement, the Declaration, the Statement, the Registration Rights Agreement, the global certificate representing the RVMTP Shares and the By-Laws.

“Reporting Failure” has the meaning set forth in Section 2.3 of this Agreement.

“RVMTP Shares” has the meaning set forth in the preamble to this Agreement.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder, including any exemptions or interpretations of the Securities and Exchange Commission or its staff thereunder.

“Securities Depository” has the meaning set forth in the Statement.

“Series” has the meaning set forth in the Statement.

“Statement” means the Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, initially dated as of July 20, 2021, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Tender and Paying Agent” has the meaning set forth in the Statement.

“Total Assets” means, as of any date, the Fund’s aggregate gross asset values as would be shown on the Fund’s balance sheet as of such date in conformity with accounting principles generally accepted in the United States, and includes the total value of the Fund’s assets.

“Unrated” means any obligation which is not rated or has had its rating withdrawn by each of Moody’s, S&P and Fitch.

“Voting Trust” has the meaning set forth in Section 2.2(b) of this Agreement.

“Week” means a period of seven (7) consecutive calendar days.

“written” or “in writing” means any form of written communication, including communication by means of telex, telecopier or electronic mail.

1.1	Incorporation of Certain Definitions by Reference

Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Related Documents.

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ARTICLE II

PURCHASE AND TRANSFERS, COSTS AND EXPENSES; ADDITIONAL FEE

2.1	Purchase and Transfer of the RVMTP Shares

(a) On the Effective Date, the Purchaser will acquire 1,138 RVMTP Shares sold on initial issuance in a transaction (which, based upon the representations of the Fund and the Purchaser herein, is exempt from registration under the Securities Act), by payment of the Purchase Price on the Effective Date in immediately available funds to the Fund, with such issuance effected through the Securities Depository.

(b) The Purchaser agrees that any transfers of the RVMTP Shares shall be made in compliance with the Securities Act and applicable state securities laws only to Persons that are (1)(i) QIBs that are (A) registered closed-end management investment companies, the common shares of which are traded on a national securities exchange (“Closed-End Funds”), (B) banks or entities that are 100% direct or indirect subsidiaries of banks’ publicly traded holding companies (collectively, “Banks”), (C) insurance companies, (D) companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries), (E) separately managed accounts managed by registered investment advisers or (F) registered open-end management investment companies, (ii) tender option bond trusts (or similar vehicles or arrangements) in which all investors are QIBs that are Closed-End Funds, Banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries), separately managed accounts managed by registered investment advisers or registered open-end management investment companies, in each case with respect to clauses (i) and (ii), in accordance with Rule 144A under the Securities Act or pursuant to another available exemption from registration under the Securities Act, in a manner not involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) other investors with the prior written consent of the Fund; and (2) Persons that are either (i) not a MFS Person or (ii) a MFS Person, provided that (x) such MFS Person would, after such sale and transfer, own not more than 20% of the Outstanding Series of RVMTP Shares, or (y) the prior written consent of the Fund and the Majority Participants has been obtained. In connection with any transfer of the RVMTP Shares, each transferee (other than in connection with a transfer to a tender option bond trust (or similar vehicle or arrangement), the depositor or trustee or other Person thereunder acting on behalf of such transferee) will be required to deliver to the Fund a transferee certificate set forth as Exhibit C to this Agreement. Any transfer in violation of the foregoing restrictions shall be void ab initio. The foregoing restrictions on transfer shall not apply to any RVMTP Shares registered under the Securities Act pursuant to the Registration Rights Agreement or any subsequent transfer of such registered RVMTP Shares thereafter.

2.2	Operating Expenses; Fees

(a) The Fund shall pay amounts due to be paid by it hereunder (including any incidental expenses but not including redemption or dividend payments on the RVMTP Shares) as operating expenses, except that costs associated with the issuance of RVMTP Shares will be amortized.

(b) The Fund shall pay the Purchaser’s reasonable (i) outside counsel fees and expenses including the costs relating to the preparation and filing of required securities law filings associated with Purchaser’s acquisition of the RVMTP Shares, up to an amount not to exceed $45,000 and (ii) third party costs payable to the voting trustee and consultant in connection with the initial organization of a voting trust to be formed with respect to the RVMTP Shares (the “Voting Trust”), up to an amount not to exceed $5,000, which such reasonable fees and expenses shall be paid no later than the Effective Date,

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upon receipt by the Investment Manager of a valid and complete invoice with respect to such reasonable fees and expenses (or a portion thereof).

2.3	Additional Fee for Failure to Comply with Reporting Requirement or Registration Rights Failure

For so long as the Purchaser is a Holder or Designated Owner of any Outstanding RVMTP Shares, if the Fund fails to comply with the reporting requirements set forth in Sections 6.1(n) and 6.1(o) (except as a result of a Force Majeure Exception) and such failure is not cured within three (3) Business Days after written notification to the Fund by the Purchaser of such failure (a “Reporting Failure”) or a Registration Rights Failure occurs, the Fund shall pay to the Purchaser on the Dividend Payment Date occurring in the month immediately following a month in which either such Reporting Failure or Registration Rights Failure (either, a “Failure”) continues a fee, calculated in respect of each Week (or portion thereof) during such month in respect of which a Failure is continuing and beginning on the date of such Failure, equal to the product of (a) the Fee Rate, times (b) the aggregate average daily Liquidation Preference of the RVMTP Shares held by the Purchaser during such Week or portion thereof, times (c) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs. Notwithstanding the foregoing, in no event shall (i) the fee payable pursuant to this Section 2.3 for any Week (or portion thereof) exceed an amount (exclusive of any Additional Amount Payment) equal to the product of (x) 2.00%, times (y) the aggregate average daily Liquidation Preference of the RVMTP Shares held by the Purchaser during such Week or portion thereof, times (z) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs; (ii) the fee payable pursuant to this Section 2.3 for any Week (or portion thereof) plus the amount of dividends payable at the Dividend Rate for the RVMTP Shares for such Week exceed an amount equal to the product of (aa) 15%, times (bb) the aggregate average daily Liquidation Preference of the RVMTP Shares held by the Purchaser during such Week or portion thereof, times (cc) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs; (ii) the Fund be required to calculate or pay a fee in respect of more than one Failure in any Week; (iii) any payment be required or made under this Section 2.3 that would cause the Fund to violate the terms of any series of its outstanding Preferred Shares as a result of the Fund’s failure to have paid any distribution then required to be paid on any series of its outstanding Preferred Shares, provided that the Fund shall pay all accrued and unpaid amounts otherwise payable under this Section 2.3 when such amounts may be paid under the terms of its currently outstanding Preferred Shares following the cure of any such failure to pay distributions thereunder; or (iv) the fee payable pursuant to this Section 2.3 be payable with respect to any portion of a Week in which such Failure is not continuing.

ARTICLE III

CONDITIONS TO EFFECTIVE DATE

It shall be a condition to the Effective Date that each of the following conditions shall have been satisfied or waived as of such date, and upon such satisfaction or waiver, this Agreement shall be effective:

(a) the Related Documents shall have been duly executed and delivered by the parties hereto, and the Purchaser shall have received the Offering Memorandum;

(b) the RVMTP Shares shall have an initial long-term credit rating of at least Aa2 from Moody’s on the Effective Date;

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(c) receipt by the Purchaser of executed originals, or copies certified by a duly authorized officer of the Fund (including through the use of electronic signature technology), to be in full force and effect and not otherwise amended, of all Related Documents (other than the global shares representing the RVMTP Shares), as in effect on the Effective Date, and an incumbency certificate with respect to the authorized signatories thereto;

(d) receipt by the Purchaser of opinions of counsel for the Fund, substantially to the effect of Exhibit A-1and Exhibit A-2;

(e) receipt by the Purchaser of an opinion of counsel for the Tender and Paying Agent, substantially to the effect of Exhibit A-3 which opinion may be delivered by external counsel or in-house counsel to the Tender and Paying Agent;

(f) except as disclosed in the Offering Memorandum, there shall not be any pending or overtly threatened material litigation of the nature described in Section 4.5 (unless such pending or threatened litigation has been determined by the Purchaser to be acceptable);

(g) the fees and expenses payable no later than the Effective Date pursuant to Section 2.2(b)(i) hereof shall have been paid;

(h) the Purchaser, in its reasonable discretion, shall be satisfied that no change in law, rule or regulation (or their interpretation or administration), in each case, shall have occurred since the date of this Agreement which will adversely affect the consummation of the transaction contemplated by this Agreement;

(i) there shall have been delivered to the Purchaser any additional documentation and financial information, including satisfactory responses to its due diligence inquiries, as it reasonably deems relevant; and

(j) there shall have been delivered to the Purchaser such information and copies of documents, approvals (if any) and records certified, where appropriate, of trust proceedings as the Purchaser may have reasonably requested relating to the Fund’s entering into and performing this Agreement and the other Related Documents to which it is a party, and the transactions contemplated hereby and thereby.

The Fund and the Purchaser agree that consummation of the Purchase pursuant to this Agreement shall constitute acknowledgment that the foregoing conditions have been satisfied or waived.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE FUND

Except as otherwise set forth below, the representations and warranties set out in this Article IV are given hereunder by the Fund to the Purchaser as of the Effective Date.

4.1	Existence

The Fund is validly existing in good standing as a Massachusetts business trust under the laws of The Commonwealth of Massachusetts, with full right and power to issue the RVMTP Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party.

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4.2	Authorization; Non-Contravention

The execution, delivery and performance by the Fund of this Agreement and each Related Document to which it is a party are within the Fund’s powers, have been duly authorized by the Fund, require no consent, approval, authorization, order or permit of, or qualification with, any governmental body, agency or official except such as have been taken or made and as may be required by the 1940 Act, the Securities Act, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the RVMTP Shares and do not violate or contravene, or constitute a default under, any provision of applicable law, ordinance or regulation or of any material agreement, charter, judgment, injunction, order, decree or other material instrument binding upon the Fund.

4.3	Binding Effect

Each of this Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) rights to indemnity and contribution thereunder may be limited by federal and state securities laws. The RVMTP Shares have been duly authorized and, when issued upon payment therefor by the Purchaser as contemplated by this Agreement, will be validly issued by the Fund, fully paid and nonassessable.

4.4	Financial Information

The financial statements of the Fund as of its most recent fiscal year-end, and the auditors’ report with respect thereto, copies of which have heretofore been furnished to the Purchaser, fairly present in all material respects the financial condition of the Fund, at such date and for such period, and were prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except as required or permitted and disclosed). Since the most recent fiscal year-end of the Fund, there has been no material adverse change in the condition (financial or otherwise) or operations of the Fund, except as disclosed or contemplated in the Offering Memorandum, other than changes in the general economy or changes affecting the market for Municipal Securities or investment companies generally, except to the extent that any such change would not result in a Fund Material Adverse Effect. Any financial, budget and other projections furnished to the Purchaser were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections, and represented, and as of the date of this representation, represent, the Fund’s good faith estimate of the Fund’s future financial performance.

4.5	Litigation

Except as disclosed in the Offering Memorandum delivered to the Purchaser prior to the Effective Date, no material action, suit, proceeding or investigation to which the Fund is a party is pending or (to the knowledge (based on reasonable inquiry) of the Fund) overtly threatened in writing against the Fund in any court or before any governmental authority (i) that, if decided adversely, would reasonably be expected to materially adversely affect the validity of any Related Document, including this Agreement; or (ii) in which a final adverse decision would reasonably be expected to materially adversely affect the sources for payment of the Liquidation Preference of or dividends on the RVMTP Shares.

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4.6	Consents

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any shareholder, court or any governmental agency, bureau or agency required to be obtained or made in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Related Documents (including the RVMTP Shares) by or against the Fund have been obtained or made and are in full force and effect except those that the failure to obtain or make or maintain in full force and effect would not reasonably be expected to have a material adverse effect on the ability of the Fund to consummate the transactions contemplated hereby or on the ability of the Fund to comply with any Related Document or on the enforceability of any Related Document against the Fund.

4.7	Additional Representations and Warranties

The following additional representations and warranties are given by the Fund to the Purchaser as of the Effective Date.

(a) The terms of the RVMTP Shares conform in all material respects to those set forth in the Statement attached to the Offering Memorandum.

(b) Assuming the accuracy of the representations and warranties and due performance by the Purchaser of the agreements set forth in Article V of this Agreement, no registration of the RVMTP Shares under the Securities Act is required for the offer and sale of the RVMTP Shares in the manner contemplated by this Agreement and the Offering Memorandum.

(c) As of the Date of Original Issue, the RVMTP Shares will satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act, and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the RVMTP Shares are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(d) The Fund has reasonable belief that any transfers of the RVMTP Shares will be limited to persons who are QIBs.

(e) Assuming the accuracy of the representations and warranties of the Purchaser set forth herein, neither the Fund, nor, to the Fund’s knowledge, any Person authorized to act on its behalf, has, directly or indirectly, made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the RVMTP Shares under the Securities Act (except for the circumstances set forth in the Registration Rights Agreement).

(f) If the Fund establishes a Bloomberg screen for the RVMTP Shares, the Fund will request that Bloomberg, L.P. include the following (or similar) language on each Bloomberg screen containing information about the RVMTP Shares:

(i)	the “Note Box” on the bottom of the “Security Display” page describing the RVMTP Shares will state: “Iss’d Under 144A.”

(ii)	the “Security Display” page will have flashing a red indicator “See Other Available Information.”

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(iii)	the indicator will link to the “Additional Security Information” page, which will state that the securities are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act).

(g) The Fund has instructed or will cause instruction to be delivered to The Depository Trust Company (“DTC”) to take these or similar steps with respect to the RVMTP Shares:

(i)	the DTC 20-character security descriptor and 48-character additional descriptor will indicate that sales of the RVMTP Shares are limited to QIBs.

(h) The Fund has confirmed that CUSIP has established a “fixed field” attached to the CUSIP number for the RVMTP Shares containing the “144A” indicator.

(i) The Fund’s authorized equity capitalization is as set forth, or incorporated by reference, in the Offering Memorandum; the equity capital of the Fund conforms in all material respects to the description thereof contained, or incorporated by reference, in the Offering Memorandum; all outstanding Common Shares and Preferred Shares have been duly authorized and validly issued and are fully paid and, except as set forth in the Offering Memorandum, nonassessable; and, except as set forth in the Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

(j) The statements in the Offering Memorandum under the headings “Certain Provisions of the Declarations of Trust”, “Anti-Takeover Measures” and “Tax Matters,” insofar as such statements summarize matters of United States federal law, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such laws, agreements, documents or proceedings.

(k) Each of the Fund’s filings with the Securities and Exchange Commission that it was required to make under the 1940 Act since January 1, 2018 complied, as of the date filed with the Securities and Exchange Commission, in all material respects with the requirements of the 1940 Act.

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Fund in connection with the transactions contemplated in this Agreement, the Tender and Paying Agent Agreement, and the Statement (collectively, the “Fund Agreements”) and the Offering Memorandum, except such as have been made or obtained under Blue Sky laws of the various states and foreign jurisdictions, the Securities Act, the 1940 Act, the rules and regulations of the Financial Industry Regulatory Authority, Inc. and the New York Stock Exchange, and except where the failure to obtain such consent, approval, authorization, order, permit or qualification would not likely result in a Fund Material Adverse Effect.

(m) None of the execution, delivery or performance of any of the Fund Agreements, nor the consummation of the transactions contemplated therein and in the Offering Memorandum, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or require or result in imposition of any material lien, charge or encumbrance upon any property or assets of the Fund pursuant to, (i) the Declaration or the Statement, or (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Fund is a party or by which it is bound or to which its property is subject, or materially violates or will materially violate any material statute, law, rule, regulation, judgment, order or

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decree applicable to the Fund of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Fund or any of its properties.

(n) Except as provided in the Registration Rights Agreement, no holders of the RVMTP Shares have rights to the registration of such RVMTP Shares.

(o) The Fund has not distributed and, prior to the completion of the sale of the RVMTP Shares on the Effective Date, will not distribute any offering material in connection with the offering and sale of the RVMTP Shares other than the Offering Memorandum.

(p) The Fund is not in violation or default of any provision of its Declaration or the Statement, or in material violation of (i) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (ii) any material statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Fund or any of its properties, except where such violation or default would not likely result in a Fund Material Adverse Effect.

(q) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Fund that would materially and adversely affect its ability to perform its obligations under this Agreement, the Tender and Paying Agent Agreement and the Statement and (ii) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described or contemplated in the Offering Memorandum (and any amendment or supplement thereto).

(r) Deloitte & Touche LLP, an independent registered public accounting firm, has been or will be engaged to conduct the audit of the Fund’s financial statements for the fiscal year ended October 31, 2021 and has delivered its reports with respect to the audited financial statements included or incorporated by reference in the Offering Memorandum.

(s) The Fund’s trustees and officers errors and omissions insurance policies and its fidelity bond required by Rule 17g-1 under the 1940 Act are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not likely result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Offering Memorandum.

(t) The Fund possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Fund has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would likely result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Offering Memorandum.

(u) The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with

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management’s general or specific authorization and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund maintains “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act), and the Fund is not aware of any material weakness in its internal control over financial reporting.

(v) The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the Fund is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.

(w) Except as described in the Offering Memorandum, the Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in a violation of federal securities laws or in stabilization or manipulation of the price of any security of the Fund to facilitate the resale of the RVMTP Shares, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

(x) Each of the Custodian Agreement between the Fund and State Street Bank and Trust Company dated as of December 18, 2006, the Investment Advisory Agreement between the Fund and the Investment Manager, dated as of January 1, 2002 (the “Investment Management Agreement”), and the Tender and Paying Agent Agreement between the Fund and the Tender and Paying Agent, dated as of July 20, 2021, complies in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, and the Fund’s trustees and the Fund’s shareholders have approved the Investment Management Agreement in accordance with Sections 15(a) and (c) of the 1940 Act.

(y) Except as set forth or incorporated by reference in the Offering Memorandum, no trustee of the Fund is an “interested person” (as defined in the 1940 Act) of the Fund.

(z) The Fund has filed all foreign, federal, state and local tax returns required to be filed by it or has properly requested extensions thereof (except in any case in which the failure so to file would not have a Fund Material Adverse Effect, except as set forth or incorporated by reference in or contemplated in the Offering Memorandum) and has paid all taxes required to be paid by it and any other assessment, fine or penalty related to taxes levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Fund Material Adverse Effect, except as set forth or incorporated by reference in or contemplated in the Offering Memorandum; and the Fund has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(aa) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

(bb) The Fund has adopted policies and procedures reasonably designed to prevent violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

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(cc) The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by each investment adviser and transfer agent of the Fund.

(dd) Assuming the accuracy of the representations and warranties of the Purchaser set forth herein, the offering of the RVMTP Shares in the manner contemplated by the Offering Memorandum has been conducted in a manner by the Fund and its agents so as not to violate any applicable federal securities laws, including the 1940 Act, the Advisers Act, or any applicable state laws.

4.8	Complete and Correct Information

All information, reports and other papers and data with respect to the Fund furnished to the Purchaser by the Fund in writing (other than financial information and financial statements, which are covered solely by Section 4.4 of this Agreement) were, at the time the same were so furnished, complete and correct in all material respects. No fact concerning the Fund is known to the Fund that materially and adversely affects or in the future may (so far as it can reasonably foresee) materially and adversely affect the RVMTP Shares, or the Fund’s ability to repay when due its obligations under this Agreement, any of the RVMTP Shares and the Related Documents that has not been set forth in the Offering Memorandum or in the financial information and other documents referred to in Section 4.4 or this Section 4.8 or in such information, reports, papers and data or otherwise made available or disclosed in writing by the Fund to the Purchaser. Taken as a whole, the documents furnished and written statements made by the Fund in connection with the negotiation, preparation or execution of this Agreement and the Related Documents do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.9	Offering Memorandum

The Offering Memorandum, true copies of which have heretofore been delivered to the Purchaser, when considered together with this Agreement and the other information made available by the Fund in response to the Due Diligence Request or disclosed in writing to the Purchaser prior to the Effective Date in connection with this Agreement, does not contain any untrue statement of a material fact and such Offering Memorandum, as of its date, does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.10	1940 Act Registration

The Fund is duly registered as a closed-end management investment company under the 1940 Act and such registration is in full force and effect.

4.11	Effective Leverage Ratio; 1940 Act Asset Coverage

As of the Effective Date, after giving effect to the issuance of the RVMTP Shares and the redemption of the Existing Preferred Shares, the Fund is in compliance with the Effective Leverage Ratio and the 1940 Act Asset Coverage as required by Section 2.4 of the Statement. For purposes of calculating the Effective Leverage Ratio, any Overconcentration Amount has been subtracted from the sum determined pursuant to sub-section (ii) of the definition of Effective Leverage Ratio, set out in Section 2.4(d) of the Statement.

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In connection with calculating the Effective Leverage Ratio, the Fund’s Total Assets and accrued liabilities reflect the positive or negative net obligations of the Fund under each Derivative Contract determined in accordance with the Fund’s valuation policies in effect as of the Effective Date.

4.12	Investment Policies; Eligible Assets

As of the Effective Date, the Fund owns only Eligible Assets, as described in Exhibit B to this Agreement. Further, notwithstanding anything to the contrary in this Agreement, any assets that may be in default as of the Effective Date will be deemed to be Eligible Assets.

4.13	Investments

As of the Effective Date (1) at least 50% of the Fund’s Total Assets are comprised of Investment Grade tax-exempt Municipal Securities that are rated within the four highest grades (Baa3 or BBB- or better or the equivalent thereof) by at least one NRSRO or are Unrated but judged to be of comparable credit quality by the Investment Manager; provided that, for the purposes of this clause (1) all of the Fund’s Total Assets invested in the MFS Institutional Money Market Portfolio or any money market fund as defined in Rule 12d1-1 under the 1940 Act shall not be included as Total Assets when calculating the investment percentage (i.e., such assets shall be excluded from both the numerator and the denominator for purposes of calculating the percentage of the Fund’s Total Assets comprised of such Investment Grade tax-exempt Municipal Securities); (2) no more than 50% of the Fund’s Total Assets are comprised of tax-exempt Municipal Securities that are Below Investment Grade or, if Unrated, determined to be of comparable quality by the Investment Manager; and (3) up to 1% of the Fund’s Total Assets are comprised of non-Municipal Securities that are Below Investment Grade or that are Unrated; provided that this clause (3) shall not prohibit any investment by the Fund in the MFS Institutional Money Market Portfolio or any money market fund as defined in Rule 12d1-1 under the 1940 Act.

4.14	Due Diligence

The Fund understands that nothing in this Agreement or any other materials presented to the Fund in connection with the Purchase constitutes legal, tax or investment advice from the Purchaser. The Fund has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Purchase.

4.15	Capital Structure

As of the Effective Date, after giving effect to the issuance of the RVMTP Shares pursuant to the Statement and the redemption of the Existing Preferred Shares, the Fund has a capital structure as set forth in Exhibit E hereto.

4.16	Certain Fees

The Fund acknowledges that, other than the fees and expenses payable pursuant to this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Fund or, to the Fund’s knowledge, by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

ARTICLE V

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REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER

The representations and warranties set out in this Article V are given hereunder by the Purchaser to the Fund as of the Effective Date.

5.1	Existence

The Purchaser is validly existing and in good standing as a national banking association under the laws of the United States, and the Purchaser has full right and power to effect the Purchase and to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party.

5.2	Authorization; Contravention

The execution, delivery and performance by the Purchaser of this Agreement and each Related Document to which the Purchaser is a party are within the powers of the Purchaser, have been duly authorized by the Purchaser, require no consent, approval, authorization, order or permit of, qualification or filing with, any governmental body, agency or official except such as have been taken or made and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Purchaser, except in the case of an agreement where such violation, contravention or default would not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Purchaser.

5.3	Binding Effect

Each of this Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of the Purchaser, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) rights to indemnity and contribution thereunder may be limited by federal and state securities laws.

5.4	Own Account

The Purchaser understands that the RVMTP Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws. The Purchaser is purchasing the RVMTP Shares as principal for its own account for investment purposes only and not with any view toward a resale or distribution thereof of the Securities Act or any applicable state securities law, has no present intention of distributing any of such RVMTP Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such RVMTP Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to register the RVMTP Shares under the Securities Act pursuant to the Registration Rights Agreement or otherwise to transfer the RVMTP Shares in compliance with the transfer limitations of this Agreement in compliance with applicable federal and state securities laws), provided that the Purchaser may transfer the RVMTP Shares to a tender option bond trust (or similar vehicle or arrangement).

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5.5	Litigation

Except as disclosed in a schedule delivered to the Fund prior to the Effective Date, no material action, suit, proceeding or investigation to which the Purchaser is a party is pending or (to the knowledge of the Purchaser) overtly threatened in writing against the Purchaser in any court or before any governmental authority that, if decided adversely, would reasonably be expected to materially adversely affect the validity of this Agreement.

5.6	Consents

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency, bureau or agency required to be obtained or made by the Purchaser in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against the Purchaser and the Purchase have been obtained or made and are in full force and effect except those that the failure to obtain or make or maintain in full force and effect would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby or on the ability of the Purchaser to comply with any Related Document or on the enforceability of any Related Document against the Purchaser.

5.7	Purchaser’s Status

At the time the Purchaser was offered the RVMTP Shares, the Purchaser was, and as of the Effective Date it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act and (ii) a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act.

5.8	Experience of the Purchaser

The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the RVMTP Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the RVMTP Shares and, at the present time, is able to afford a complete loss of such investment.

5.9	Access to Information

The Purchaser acknowledges that it has had access to and has reviewed all information, documents and records that the Purchaser has deemed necessary in order to make an informed investment decision with respect to the Purchase and an investment in the RVMTP Shares. The Purchaser has had the opportunity to ask representatives of the Fund certain questions and request certain additional information regarding the terms and conditions of the Purchase and such investment and the finances, operations, business and prospects of the Fund and has had any and all such questions and requests answered to the Purchaser’s satisfaction; and the Purchaser understands the risks and other considerations relating to such investment.

5.10	Certain Transactions

Other than consummating the transactions contemplated by this Agreement, the Purchaser has not directly or indirectly executed, nor has any Person acting on its behalf or pursuant to

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any understanding with the Purchaser to execute, any other purchases of securities of the Fund which may be integrated with the transactions contemplated by this Agreement.

5.11	Certain Fees

The Purchaser acknowledges that, other than the fees and expenses payable pursuant to this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Purchaser or, to the Purchaser’s knowledge, by the Fund to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

5.12	General Solicitation

The Purchaser is not purchasing the RVMTP Shares as a result of any advertisement, article, notice or other communication regarding the RVMTP Shares published in, nor was it offered the RVMTP Shares by, any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

5.13	Due Diligence

The Purchaser acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the RVMTP Shares. The Purchaser understands that nothing in this Agreement, the Offering Memorandum, or any other materials presented to the Purchaser in connection with the Purchase and sale of the RVMTP Shares constitutes legal, tax or investment advice from the Fund, any MFS Person or any of their respective affiliates. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the RVMTP Shares.

5.14	Limit on Purchaser’s Holdings of Common Shares

The Purchaser does not directly or indirectly own, control or hold with power to vote, 5% or more of the outstanding Common Shares of the Fund.

ARTICLE VI

COVENANTS OF THE FUND

The Fund agrees that, so long as there is any amount payable hereunder or the Purchaser (or any tender option bond trust (or similar vehicle or arrangement) in which the Purchaser (or an affiliate of the Purchaser) retains a residual interest) owns (including as a Designated Owner) any Outstanding RVMTP Shares which have not been registered under the Securities Act:

6.1	Information

Without limitation of the other provisions of this Agreement, the Fund will deliver, or direct the Tender and Paying Agent to deliver, to the Purchaser:

(a) as promptly as practicable after the preparation and filing thereof with the Securities and Exchange Commission, each annual and semi-annual report prepared with respect to the Fund, which delivery may be made by the electronic availability of any such document on the Securities and Exchange Commission’s website or another public website;

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(b) notice of any change in, or suspension or termination of, the ratings on the RVMTP Shares by any Rating Agency (and any corresponding change in the Rating Agency Guidelines applicable to the RVMTP Shares associated with any such change in the rating from any Rating Agency) or any change of a Rating Agency rating the RVMTP Shares as promptly as practicable upon the Fund having knowledge of the occurrence thereof, only to the extent such information is publicly available;

(c) notice of any redemption or other repurchase by the Fund of any or all of the RVMTP Shares as provided in the Statement;

(d) subject to Section 6.2, notice of any proposed amendments to any of the Related Documents at such time as the amendments are sent to other third parties (other than the Board of Trustees) whose approval is required for such amendment and in any event not less than ten (10) Business Days prior to the effectiveness of any proposed amendment and copies of all actual amendments thereto within ten (10) Business Days of being signed or, in each case, as provided in the relevant document;

(e) notice of any missed, reduced or deferred dividend payment on the RVMTP Shares that remains uncured for more than three (3) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the foregoing grace period;

(f) notice of the failure to make any deposit provided for under Section 2.6(e) of the Statement in respect of a properly noticed redemption as soon as reasonably practicable, but in no event later than two (2) Business Days after discovery of such failure to make any such deposit;

(g) notice of non-compliance with the Rating Agency Guidelines (if applicable) for more than five (5) Business Days as soon as reasonably practicable upon the Fund having actual knowledge of such non-compliance, but in no event later than two (2) Business Days after expiration of the foregoing grace period, only to the extent such information is publicly available;

(h) any Notice of Taxable Allocation (as defined in the Statement) no later than ten (10) calendar days in advance of the Dividend Period that such Taxable Allocation (as defined in the Statement) will or may be distributed, and will simultaneously direct the Tender and Paying Agent to provide such notice to Designated Owners or their Agent Members;

(i) notice of any replacement of any investment adviser not controlling, controlled by, or under common control with, the Investment Manager of the Fund within two (2) Business Days after a resignation or a notice of removal has been sent by or to any investment adviser, only to the extent such information is publicly available;

(j) notice no later than two (2) Business Days after the occurrence thereof of (i) the failure of the Fund to pay the amount due on any “senior securities” (as that term is defined in the 1940 Act as of the date hereof or, in the event such definition shall be amended, with such changes to the definition thereof as a result of any amendment after the date hereof, provided that, with respect to any changes to the definition thereof related to the implementation of Rule 18f-4 of the 1940 Act, such definitional changes will be deemed to be effective for the purposes of this Agreement at such time as the Fund elects, or is otherwise required, to begin compliance with Rule 18f-4) or other debt at the time outstanding (other than the RVMTP Shares), and any period of grace or cure with respect thereto shall have expired; (ii) the failure of the Fund to pay, or the Fund admitting in writing its inability to pay its debts generally as they become due; or (iii) the failure of the Fund to pay accumulated dividends on any Preferred Shares (other than the RVMTP Shares) ranking pari passu with the RVMTP Shares, and any period of grace or cure with respect thereto shall have expired, only to the extent such information is publicly available;

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(k) notice of a material breach of any representation, warranty or covenant of the Fund contained in this Agreement, the Registration Rights Agreement or the Statement, in each case, only if any officer of the Fund has actual knowledge of such breach as soon as reasonably practicable, but in no event later than five (5) Business Days after actual knowledge thereof by such officer;

(l) notice of any litigation, administrative proceeding or business development which, in the good faith determination of the Fund, may reasonably be expected to materially adversely affect the Fund’s business, properties or affairs or the ability of the Fund to perform its obligations as set forth hereunder or under any of the Related Documents to which it is a party as soon as reasonably practicable, but in no event later than ten (10) days after determination thereof by any officer of the Fund, only to the extent such information is publicly available;

(m) upon request of the Purchaser, copies of all certificates that the Fund has delivered to any Rating Agency pursuant to the respective Rating Agency Guidelines (if applicable) regarding the 1940 Act Asset Coverage and all related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (if applicable) as soon as reasonably practicable after such certificates have been sent, only to the extent such information is publicly available;

(n) within fifteen (15) days after the last day of each month, a report of portfolio holdings of the Fund as of the close of business of the last Business Day of such month including the information set forth in Exhibit D to this Agreement, prepared on a basis substantially consistent with the periodic reports of portfolio holdings of the Fund prepared for financial reporting purposes; provided, that copies of reports of portfolio holdings provided by the Fund to the Purchaser at its request shall include CUSIP identifiers, only to the extent such information is publicly available;

(o) within fifteen (15) days after the last day of each month, a calculation of the Effective Leverage Ratio and the 1940 Act Asset Coverage of the Fund as of the close of business of the last Business Day of such month; and upon the failure of the Fund to maintain 1940 Act Asset Coverage as provided in Section 2.4(a) of the Statement or the Effective Leverage Ratio as required by Section 2.4(c) of the Statement, notice of such failure within two (2) Business Days of the occurrence thereof, only to the extent such information is publicly available; and

(p) from time to time such additional information regarding the financial position, results of operations or prospects of the Fund as the Purchaser may reasonably request including, without limitation, copies of all offering memoranda or other offering material with respect to the sale of any securities of the Fund as soon as reasonably practicable, but in no event later than twenty (20) calendar days after a request.

All information, reports and other papers, documentation and data with respect to the Fund furnished to the Purchaser pursuant to this Section 6.1 shall be, at the time the same are so furnished, or with respect to information required to be given as of specific date, as of such date, complete and correct in all material respects and, when considered with all other material delivered to the Purchaser under this Agreement, or made available pursuant to the Due Diligence Request, excepting such material previously delivered which has been superseded by subsequent deliveries, as of the time the same are so furnished, or with respect to information required to be given as of specific date, as of such date, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. For purposes of Sections 6.1(n) and 6.1(o), references to any day that is not a Business Day shall mean the next preceding Business Day.

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6.2	No Amendment or Certain Other Actions Without Consent of the Purchaser

To the extent that the Purchaser is the Holder or Designated Owner of at least 51% of the RVMTP Shares then Outstanding, the Fund will not agree to, consent to or permit any amendment, supplement, modification or repeal of the Statement or any provision therein, nor waive any provision thereof without the prior written consent of the Purchaser.

6.3	Maintenance of Existence

The Fund shall continue to maintain its existence as a business trust under the laws of the Commonwealth of Massachusetts, with full right and power to issue the RVMTP Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document.

6.4	Tax Status of the Fund

The Fund will qualify as a “regulated investment company” within the meaning of section 851 of the Code and the dividends made with respect to the RVMTP Shares will qualify as “exempt interest dividends” to the extent they are reported as such by the Fund and permitted by section 852(b)(5)(A) of the Code.

6.5	Payment Obligations

The Fund shall promptly pay or cause to be paid all amounts payable by it hereunder and under the Related Documents, according to the terms hereof and thereof, shall take such actions as may be necessary to include all payments hereunder and thereunder which are subject to appropriation in its budget and make full appropriations related thereto, and shall duly perform each of its obligations under this Agreement and the Related Documents. All payments of any sums due hereunder shall be made in the amounts required hereunder without any reduction or setoff, notwithstanding the assertion of any right of recoupment or setoff or of any counterclaim by the Fund.

6.6	Compliance With Law

The Fund shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply would reasonably be expected to have a material adverse effect on the Fund’s ability to pay or otherwise perform when due its obligations under this Agreement, any of the RVMTP Shares, or any of the other Related Documents.

6.7	Maintenance of Approvals: Filings, Etc.

The Fund shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents to which it is a party.

6.8	Inspection Rights

The Fund shall, at any reasonable time during normal business hours and from time to time, upon reasonable notice, permit the Purchaser or any agents or representatives thereof, to examine the records and books of account related to the transactions contemplated by this Agreement, to visit its properties and to discuss its affairs, finances and accounts with any of its officers and independent accountants, to the extent permitted by law, provided, however, that the Fund shall not be required to

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permit more than one inspection per fiscal year. The Fund will not unreasonably withhold its authorization for its independent accountants to discuss its affairs, finances and accounts with the Purchaser.

All information, reports and other papers, documentation and data with respect to the Fund furnished to the Purchaser pursuant to this Section 6.8 shall be, at the time the same are so furnished, complete and correct in all material respects.

6.9	Information Regarding Litigation, Etc.

All information, reports and other papers, documentation and data with respect to the Fund furnished to the Purchaser pursuant to Section 6.1 shall be, at the time the same are so furnished, complete and correct in all material respects.

6.10	1940 Act Registration

The Fund shall maintain its valid registration as a registered closed-end company under the 1940 Act in full force and effect.

6.11	Eligible Assets

Following the Effective Date, the Fund shall make investments exclusively in the Eligible Assets in accordance with the Fund’s investment objectives and the investment policies set forth in the Offering Memorandum, as such investment objectives and investment policies may be modified in accordance with the 1940 Act and applicable law and, if applicable, the Related Documents.

6.12	Investments

Unless the Fund receives the prior written consent of the Purchaser (such consent to be determined in the Purchaser’s good faith discretion), from and after the Effective Date, (1) the Fund shall have invested at least 50% of the Fund’s Total Assets are comprised of Investment Grade tax-exempt Municipal Securities that are rated within the four highest grades (Baa3 or BBB- or better or the equivalent thereof) by at least one NRSRO or are Unrated but judged to be of comparable credit quality by the Investment Manager; provided that, for the purposes of this clause (1) all of the Fund’s Total Assets invested in the MFS Institutional Money Market Portfolio or any money market fund as defined in Rule 12d1-1 under the 1940 Act shall not be included as Total Assets when calculating the investment percentage (i.e., such assets shall be excluded from both the numerator and the denominator for purposes of calculating the percentage of the Fund’s Total Assets comprised of such Investment Grade tax-exempt Municipal Securities); (2) no more than 50% of the Fund’s Total Assets shall be comprised of tax-exempt Municipal Securities that are, at the time of investment, Below Investment Grade or, if Unrated, determined to be of comparable quality by the Investment Manager; and (3) up to 1% of the Fund’s Total Assets shall be comprised of non-Municipal Securities that, at the time of investment, were Below Investment Grade or that were Unrated; provided that this clause (3) shall not prohibit any investment by the Fund in the MFS Institutional Money Market Portfolio or any money market fund as defined in Rule 12d1-1 under the 1940 Act.

For purposes of Section 6.11 and this Section 6.12, “at the time of investment” refers to the time at which the Fund made an investment in a particular security or asset (which, by way of clarification, may have been prior to the date as of which a particular covenant above is measured).

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6.13	Maintenance of Effective Leverage Ratio

For so long as the Fund fails to provide the information required under Sections 6.1(n) and 6.1(o), the Purchaser may calculate, for purposes of Section 2.6(b)(ii)(A)(2) of the Statement, the Effective Leverage Ratio using the most recently received information required to be delivered pursuant to Sections 6.1(n) and 6.1(o) and the Market Values of securities determined by the third-party pricing service which provided the Market Values to the Fund on the most recent date that information was properly provided by the Fund pursuant to the requirements of Section 6.1(n) and 6.1(o) and any publicly available information made available by the Fund relevant to the calculation of the Effective Leverage Ratio. The Effective Leverage Ratio as calculated by the Purchaser in such instances shall be binding on the Fund. If required, based on such calculations, the Fund shall restore the Effective Leverage Ratio as provided in the Statement.

For purposes of calculating the Effective Leverage Ratio, any Overconcentration Amount shall be subtracted from the sum determined pursuant to sub-section (ii) of the definition of Effective Leverage Ratio, set out in Section 2.4(d) of the Statement.

In connection with calculating the Effective Leverage Ratio, the Fund’s Total Assets and accrued liabilities shall reflect the positive or negative net obligations of the Fund under each Derivative Contract determined in accordance with the Fund’s valuation policies in effect as of the Effective Date.

6.14	Tender and Paying Agent

The Fund shall use its commercially reasonable best efforts to engage at all times a Tender and Paying Agent to perform the duties to be performed by the Tender and Paying Agent specified herein and in the Statement.

6.15	Cooperation in the Sale of the RVMTP Shares

The Fund will use commercially reasonable efforts to comply with reasonable due diligence requests from the Purchaser in connection with any proposed sale by the Purchaser of the RVMTP Shares in a transaction exempt from registration under the Securities Act and otherwise permitted by this Agreement, provided that (i) the Fund need not comply with any such request more than twice in any period of twelve consecutive months, (ii) any prospective purchaser of the RVMTP Shares from the Purchaser (other than any prospective investor in a tender option bond trust to which the Purchaser intends to sell the RVMTP Shares in accordance with Section 2.1(b) and any NRSRO requested to rate any interests in such tender option bond trust (any such prospective investor or NRSRO, a “TOB Investor”)) shall execute a confidentiality agreement substantially to the effect of Section 7.13 hereof prior to receiving any due diligence materials provided pursuant to such due diligence request, and (iii) the Purchaser’s due diligence requests pursuant to this Section 6.15 and the Fund’s responses thereto will each be similar in scope to the Due Diligence Request and the Fund’s responses thereto, respectively, subject to reasonable modifications to such requests and responses, including, without limitation, new requests and responses thereto, in light of the circumstances in which they are made and/or as a result of a change in the facts and circumstances serving as the basis of such reasonable due diligence requests. For the avoidance of doubt, the due diligence materials that may be provided into TOB Investors in connection with any proposed sale of the RVMTP Shares to a tender option bond trust by the Purchase shall include the Offering Memorandum, the Related Documents, and any legal opinions delivered in connection with this Agreement. The Purchaser agrees that it shall provide five (5) Business Days prior written notice to the Fund if it intends to provide any due diligence materials (other than the Offering Memorandum, the Related Documents, any due diligence materials that are publicly available, and any legal opinions delivered in connection with this Agreement) to a TOB Investor and shall not provide any

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such materials to a TOB Investor if the Fund objects to such disclosure during such five Business Day period.

All information, reports and other papers, documentation and data with respect to the Fund furnished to the Purchaser pursuant to this Section 6.15 shall be, at the time the same are so furnished, complete and correct in all material respects.

6.16	Securities Depository

The Fund agrees to arrange to maintain settlement of the RVMTP Shares in global book entry form through the Securities Depository or such other clearance system acceptable to the Purchaser.

6.17	Future Agreements

The Fund shall promptly, at the request of the Purchaser, enter into an agreement, on terms mutually satisfactory to the Fund and the Purchaser, of the type specified in Section 12(d)(1)(E)(iii) of the 1940 Act, so as to permit the Purchaser or any transferee satisfying the requirements set forth in Section 2.1 to rely on the provisions of Section 12(d)(1)(E)(iii) of the 1940 Act.

6.18	Use of Proceeds

The net proceeds from the sale of the RVMTP Shares may be used for any purpose permitted under the Declaration, the By-Laws and this Agreement, including without limitation to refinance and redeem the Existing Preferred Shares.

6.19	Rating Agencies

The Fund shall use reasonable best efforts to ensure that the RVMTP Shares are rated by at least one Rating Agency. As of the Effective Date, the parties have determined that Moody’s will be the initial Rating Agency for the RVMTP Shares.

6.20	Placement of RVMTP Shares

(a) The Fund shall not offer or sell any RVMTP Shares, or distribute the Offering Memorandum or any other offering material relating to the RVMTP Shares, in any jurisdiction except in compliance with applicable law, and the Fund agrees, at its own expense, to comply with all such laws.

(b) Neither the Fund, nor any Person acting on its behalf, will directly or indirectly, make offers or sales of any security (as defined in the Securities Act) or solicit offers to buy any security, in each case, under circumstances that would require the registration of the RVMTP Shares under the Securities Act (except for the circumstances set forth in the Registration Rights Agreement).

ARTICLE VII

MISCELLANEOUS

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7.1	Notices

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or email address set forth below or such other address or telecopy number or email address as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section; provided that notices to the Purchaser under Section 6.1 shall not be effective until received in writing. Except as otherwise specified, however, notices under Section 6.1 may be given by telephone to the Purchaser at the telephone numbers listed below (or such other telephone numbers as may be designated by the Purchaser, by written notice to the Fund, to receive such notice) and, so long as such telephonic notices are promptly confirmed in writing, including by fax or electronic mail, such notices shall be deemed to be effective as of the time of telephonic notice. The notice address for each party is specified below:

(a)	if to the Fund:

MFS Municipal Income Trust
111 Huntington Avenue
Boston, MA 02199
Attention: Thomas Connors
Telephone: (617) 954-5000
Email: tconnors@mfs.com

Wire Instructions:

The Bank of New York Mellon
New York, NY
ABA#: 021 000 018
Account #: 6692198400
Acct. Name: MFS Muni Income Trust

(b)	If to the Purchaser:

JPMorgan Chase Bank, N.A.,
383 Madison Avenue, 3rd Floor
New York, NY 10179
Attention: Sean Saroya
Telephone: (212) 834-3430
Email: sean.b.saroya@jpmorgan.com

Amounts payable hereunder to the Purchaser shall be paid by the Fund in immediately available funds by wire transfer instructions supplied by the Purchaser.

7.2	No Waivers

(a) The obligations of the Fund hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the RVMTP Shares or any other Related Document). The rights of the Purchaser hereunder are separate from and in

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addition to any rights that any Holder or Designated Owner of any RVMTP Share may have under the terms of such RVMTP Share or any Related Document or otherwise.

(b) No failure or delay by the Fund or the Purchaser in exercising any right, power or privilege hereunder or under the RVMTP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No failure or delay by the Fund or the Purchaser in exercising any right, power or privilege under or in respect of the RVMTP Shares or any other Related Document shall affect the rights, powers or privileges of the Fund or the Purchaser hereunder or shall operate as a limitation or waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.3	Expenses and Indemnification

(a) Following the Effective Date, the Fund shall upon demand reimburse the Purchaser (to the extent that payments for the following items are not made under the other provisions hereof) for all reasonable out-of-pocket expenses (including reasonable fees and costs of outside counsel, and reasonable consulting, accounting, appraisal, investment banking, and similar professional fees and charges) incurred by the Purchaser in connection with the enforcement of or preservation of its rights under this Agreement. The Fund shall not be responsible under this Section 7.3(a) for the fees and costs of more than one law firm in any one jurisdiction with respect to any one proceeding or set of related proceedings for the Purchaser, unless the Purchaser shall have reasonably concluded that there are legal defenses available to it that are different from or additional to those available to the Fund.

(b) The Fund agrees to indemnify and hold harmless the Purchaser and each other Indemnified Person of the Purchaser from and against any losses, claims, damages, liabilities and reasonable out-of-pocket expenses incurred by them (including reasonable fees and disbursements of outside counsel) which are related to or arise out of (A) any untrue statement of a material fact contained in the Offering Memorandum (including any documents incorporated by reference therein) or any omission of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) any claim by any third party relating to the offering or sale of the RVMTP Shares by the Fund or the holding of the RVMTP Shares by the Purchaser (x) that the Purchaser aided and abetted a breach of a fiduciary duty by the Fund or any trustee or officer of the Fund or (y) arising from any act by the Fund or any trustee or officer of the Fund (excluding in any such case of either clauses (A) or (B), claims, losses, damages, liabilities or expenses arising out of or resulting from the fraud, gross negligence or willful misconduct of any Indemnified Person as finally determined in a non-appealable judgment by a court of competent jurisdiction).

(c) The indemnifying party also agrees that if any indemnification sought by an Indemnified Person pursuant to this Agreement is unavailable or insufficient, for any reason, to hold harmless the Indemnified Persons of such other party in respect of any losses, claims, damages, liabilities or expense (or actions in respect thereof), then the indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities and expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund on the one hand and the Purchaser on the other hand from the actual or proposed transactions giving rise to or contemplated by this Agreement or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Fund on the one hand and the Purchaser on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well

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as any other relevant equitable considerations; provided that in any event the aggregate contribution of the Purchaser and its Indemnified Persons to all losses, claims, damages, liabilities and expenses with respect to which contributions are available hereunder will not exceed the amount of dividends actually received by the Purchaser from the Fund pursuant to the proposed transactions giving rise to this Agreement. For purposes of determining the relative benefits to the Fund on the one hand, and the Purchaser on the other, under the proposed transactions giving rise to or contemplated by this Agreement, such benefits shall be deemed to be in the same proportion as (i) the net proceeds received or proposed to be received by the Fund pursuant to the transactions, whether or not consummated bears to (ii) the dividends paid by the Fund to the Purchaser in connection with the proposed transactions giving rise to or contemplated by this Agreement. The relative fault of the parties shall be determined by reference to, among other things, whether the actions taken or omitted to be taken in connection with the proposed transactions contemplated by this Agreement (including any misstatement of a material fact or the omission to state a material fact) relates to information supplied by the Fund on the one hand, or the Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, misstatement or alleged omission, and any other equitable considerations appropriate in the circumstances. No Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any Person who is not also found liable for such fraudulent misrepresentation. The indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

(d) If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder (except to the extent that the indemnifying party is materially prejudiced by such failure to promptly notify). The indemnifying party shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Indemnified Person. The Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person in accordance with the preceding sentence or (ii) the Indemnified Person shall have been advised by counsel that there exist actual or potential conflicting interests between the indemnifying party and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons of such other party; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party.

Each party further agrees that it will not, without the prior written consent of the other party (the consent of a party shall not be required to the extent such party is neither requesting indemnification nor being requested to provide indemnification), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes (i) an unconditional release of the Fund (if such settlement, compromise or consent is agreed to by the Purchaser or another Indemnified Person) or the Purchaser and each other Indemnified Person (if such settlement, compromise or consent is agreed to by the Fund) from all liability and obligations arising therefrom and (ii) does not include a statement as to an admission of fault, culpability or failure to act by

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or on behalf of the Fund or the Purchaser and other Indemnified Persons, as the case may be. The Fund further agrees that no Indemnified Person shall have any liability to the Fund arising out of or in connection with the proposed transactions giving rise to or contemplated by this Agreement except for such liability for losses, claims, damages, liabilities or expenses to the extent they have resulted from an Indemnified Person’s gross negligence or willful misconduct. No Indemnified Person shall be responsible or liable to the indemnifying party or any other person for consequential, special or punitive damages which may be alleged as a result of this Agreement.

(e) Nothing in this Section 7.3 is intended to limit any party’s obligations contained in other parts of this Agreement or the RVMTP Shares.

7.4	Amendments and Waivers

Any provision of this Agreement, including the Exhibits hereto, may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Fund and the Purchaser; provided, that the Fund shall not make or agree to any amendment or waiver to the Declaration or the Statement that materially and adversely affects any preference, right or power of the RVMTP Shares or the Holders or Designated Owners thereof except as permitted under the Declaration or the Statement.

7.5	Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Fund nor the Purchaser may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party (other than by operation of law), except that (1) any transferee satisfying the requirements set forth in Section 2.1 and which has executed and delivered to the Fund the transferee certificate attached as Exhibit C shall, prior to registration of any RVMTP Shares under the Securities Act, have the rights set forth in Section 7.15 and shall, so long as such transferee has provided a means for the Fund to transmit such information electronically to it, be entitled to receive the information delivered pursuant to Sections 6.1(n) and 6.1(o) and such transferees shall be deemed a party to this Agreement for purposes of Sections 6.1(n) and 6.1(o) and the confidentiality provisions herein as specified in the transferee certificate and (2) the Purchaser may assign its rights or obligations to any affiliates of the Purchaser or any tender option bond trust (or similar vehicle or arrangement) in which the Purchaser retains the entire residual interest. Any assignment without such prior written consent shall be void.

7.6	Term of this Agreement

This Agreement shall terminate on the earlier of (x) the registration of any Outstanding RVMTP Shares under the Securities Act and (y) the payment in full of all amounts then due and owing to the Purchaser hereunder and under the RVMTP Shares; and notwithstanding any termination of this Agreement, Section 7.3, Section 7.7, Section 7.8, Section 7.10, Section 7.11, Section 7.12, and Section 7.13 (for a period of two (2) years after the termination of this Agreement in the case of Section 7.13) shall remain in full force and effect, except that the Purchaser may assign its rights or obligations to any affiliates of the Purchaser or any tender option bond trust (or similar vehicle or arrangement) in which the Purchaser retains the entire residual interest, in which case this Agreement shall remain in full force and effect. For the avoidance of doubt, if the Purchaser sells all of its RVMTP Shares and, in the case of a sale to a tender option bond trust (or similar vehicle or arrangement), neither the Purchaser nor any affiliate of the Purchaser retains any residual interest in any RVMTP Shares sold to such tender option bond trust (or similar vehicle or arrangement) other than in connection with the Purchaser’s repurchase of the RVMTP Shares from the tender option bond trust (or similar vehicle or arrangement), no further

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amounts will be due and owing to the Purchaser with respect to such RVMTP Shares for purposes of clause (y) of this Section 7.6.

7.7	Governing Law

This Agreement shall be construed in accordance with and governed by the domestic law of the State of New York without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

7.8	Waiver of Jury Trial

The Fund and the Purchaser hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement.

7.9	Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any counterpart or other signature delivered by facsimile or by electronic mail shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party. Moreover, the parties hereto further acknowledge and agree that this Agreement may be signed and/or transmitted by e-mail or a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Agreement using electronic signature technology, by clicking “SIGN”, such party is signing this Agreement electronically; and (ii) the electronic signatures appearing on this Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

7.10	Beneficiaries

This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.

7.11	Entire Agreement

This Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.

7.12	Relationship to the Statement

The Fund and the Purchaser agree that the representations, warranties, covenants and agreements contained in this Agreement are in addition to the terms and provisions set forth in the Statement.

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7.13	Confidentiality

Subject to Section 6.15, any information delivered by a party to this Agreement to any other party pursuant to this Agreement, including, without limitation, pursuant to Section 6.1 and Section 6.8 in the case of the Fund (collectively, the “Information”), shall not be disclosed by such other party (or its affiliates or their respective employees, representatives or agents) to any Person (except as required by law or to such of its affiliates, employees, officers, directors, agents, legal counsel or advisors as need to know and agree to be bound by the provisions of this paragraph) without the prior written consent of the party delivering the Information. The parties agree that the Information (including, but not limited to, the Information provided pursuant to Section 6.1(n) and Section 6.1(o)) shall be used solely for the purposes set forth in this Agreement and the other Related Documents, including the purposes set forth in the next paragraph of this Section 7.13, and for no other purpose, including the purchase or sale by the Purchaser (or its affiliates) of the Fund’s Common Shares or any other security. Without limiting the foregoing, the parties hereto expressly agree to maintain the Information in confidence for purposes of Regulation FD promulgated under the Exchange Act. Notwithstanding anything to the contrary in this Agreement, Portfolio Information (1) is the confidential property of the Fund, (2) may not be used for any purpose except in connection with the provision of services to the Fund or for an agreed-upon legitimate business purpose (which shall be deemed to include, for example, credit monitoring and risk management monitoring activities with respect to the RVMTP Shares), and (3) may not be traded upon. Upon the written request from the Fund or the Investment Manager, the Purchaser shall, and shall cause its affiliates or their respective employees, representatives or agents to, promptly return or destroy any Portfolio Information as requested by the Fund or the Investment Manager, as applicable, except as otherwise required by applicable law or the Purchaser’s record retention policies and procedures.

The obligations of confidentiality and use set out in the preceding paragraph do not extend to Information that is or becomes available to the public or is or becomes available to the party receiving the Information on a non-confidential basis or was or is independently developed by the party receiving the Information without use or reference to the Information provided by the disclosing party, or pursuant to the Fund’s or the Purchaser’s informational obligations under Rule 144A(d)(4) or other reporting obligation of the Securities and Exchange Commission, or is required or requested to be disclosed (i) by a regulatory agency (including self-regulatory agencies) or in connection with an examination of any party or its representatives by regulatory authorities (including self-regulatory authorities) having jurisdiction over such party, (ii) pursuant to judicial order, subpoena or other legal, regulatory, or self-regulatory process, (iii) at the express direction of any other authorized government agency having jurisdiction over such party, (iv) to its attorneys or independent auditors, (v) as requested or required by any NRSRO, (vi) as otherwise required by, or requested to be disclosed pursuant to, law, rule, or regulation to which such party is subject, (vii) in connection with the exercise of any remedies hereunder or in any suit, action or proceeding relating to this Agreement and the enforcement of rights hereunder, (viii) by or to an affiliate, director, officer, employee, or agent (including professional advisor) of the disclosing party that is subject a duty, and/or have been directed, to keep and treat such information as confidential, (ix) by or to a prospective investor in a tender option bond trust (or similar vehicle or arrangement) financing as permitted by Section 2.1(b) of this Agreement that is aware of the confidentiality provisions of this Section 7.13, (a) to the extent that the Information consist solely of copies of the Related Documents and (b) otherwise subject to an agreement with the transferor containing provisions substantially similar thereto and that states that the Fund is an express third party beneficiary thereof, (x) by or to a prospective purchaser of the RVMTP Shares that is (a) a transferee that would be permitted pursuant to Section 2.1(b) of this Agreement and (b) aware of the confidentiality provisions of this Section 7.13 and is subject to an agreement with the transferor containing provisions substantially similar thereto and that states that the Fund is an express third party beneficiary thereof, and (xi) subject to an agreement containing provisions substantially similar to those of this Section 7.13 and with the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld, to

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any actual or prospective counterparty in any swap or derivative transactions; provided that, notwithstanding the foregoing, the Purchaser (and its affiliates or their respective employees, representatives or agents) may only disclose Portfolio Information to its employees and agents who are subject to a duty, and/or have been directed, to keep and treat such information as confidential. In the event that Information is disclosed pursuant to any of clauses (i) through (vii) above, the party disclosing such Information shall (A) furnish only that portion of the Information which the party disclosing the Information is advised by outside legal counsel is legally required, (B) inform the recipient of the Information that the Information is confidential, (C) make commercially reasonable efforts to request the recipient of the Information to maintain the confidential and proprietary nature of the Information, and (D) conspicuously and clearly mark all of the Information as confidential before disclosing the Information. For the avoidance of doubt, Information disclosed to the Purchaser as a Holder or Designated Owner on a confidential basis in the Offering Memorandum and any other offering documents relating to the RVMTP Shares or pursuant to the Related Documents is subject to the obligations of confidentiality set out in the preceding paragraph except to the extent otherwise provided above in this paragraph. For the avoidance of doubt, references in this Section 7.13 to “regulatory agency,” “regulatory authorities,” “government agency” and “law or regulation” shall be deemed to include the Internal Revenue Service and state taxation authorities.

Notwithstanding anything herein or in any other express or implied agreement to the contrary, each permitted recipient of Information and/or Portfolio Information (and each employee, representative or other agent of such recipients) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transaction (as such terms are defined in U.S. Treasury regulation section 1.6011-4) contemplated by this Agreement. For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to the specific identity of the parties.

Pursuant to Section 7.6 above, the confidentiality obligations set forth in this Section 7.13 shall survive for a period of two (2) years following the termination of this Agreement.

7.14	Severability

In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the intent of the parties to this Agreement shall be preserved.

7.15	Consent Rights of the Majority Participants to Certain Actions

For so long as none of the RVMTP Shares have been registered under the Securities Act pursuant to the Registration Rights Agreement, without the affirmative vote or consent of the Majority Participants, neither the Fund nor the Board of Trustees will take or authorize the taking of any of the actions set forth under clauses (a) through (e) of this Section 7.15:

(a) The termination by the Fund of any Rating Agency (other than due to the Rating Agency ceasing to rate tax-exempt closed-end management investment companies generally) or the selection of any Other Rating Agency, either in replacement for a Rating Agency or as an additional Rating Agency with respect to the RVMTP Shares.

(b) The Fund issuing or permitting to exist any “senior security” (as defined in the 1940 Act as of the date hereof or, in the event such definition shall be amended, with such changes to the definition thereof as consented to by the Majority Participants) other than the RVMTP Shares issued and sold pursuant to this Agreement, or the incurring of any loans or indebtedness for borrowed money or any

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loans or indebtedness for borrowed money of the Fund outstanding on the Effective Date, except (i) to the extent constituting a “senior security” borrowings for temporary purposes in an aggregate principal amount not to exceed 3% of the assets of the Fund, which borrowings are repaid within sixty (60) days, (ii) the issuance of senior securities or the incurrence of indebtedness for borrowed money, the proceeds of which will be used promptly for the redemption or repurchase of all the RVMTP Shares and costs incurred in connection therewith, (iii) for up to sixty (60) days following the Effective Date, the Fund’s outstanding Existing Preferred Shares, provided that the amount needed to pay the aggregate redemption price has been deposited with the applicable redemption agent on or prior to the Effective Date, and (iv) as may be otherwise approved or consented to by the Fund and the Purchaser; provided that if any such “senior security” is created or incurred by the Fund it shall not require the approval of the Majority Participants if the Fund redeems, retires or terminates such “senior security” or otherwise cures such non-compliance within five (5) Business Days of learning of the existence thereof.

(c) The Fund (i) creating or incurring or permitting to be incurred or to exist any lien on any other funds, accounts or other property held under the Declaration or the Statement, except as permitted by the Declaration or the Statement or (ii) except for any lien for the benefit of the Custodian of the Fund on the assets of the Fund held by such Custodian, or any lien arising by operation of law, pledging or otherwise entering into a security arrangement in respect of any portfolio security to secure any senior securities or other liabilities to be incurred by the Fund (including under any tender option bond trust (or similar vehicle or arrangement) of which the residual floating rate trust certificates will be owned by the Fund) unless the aggregate securities pledged pursuant to all such pledge or other security arrangements are valued for purposes of such security arrangements in an aggregate amount not less than 70% of their aggregate Market Value for purposes of determining the value of the collateral required to be posted or otherwise provided under all such security arrangements; provided, that the required collateral value under such security arrangements shall not exceed the Market Value of the exposure of each secured party to the credit of the Fund; and provided further, that it shall not require the approval of the Majority Participants if any pledge or security interest in violation of the preceding sentence is created or incurred by the Fund and the Fund cures such violation within five (5) Business Days of receiving notice of the existence thereof.

(d) Approval of any amendment, alteration or repeal of any provision of the Declaration or the Statement, whether by merger, consolidation or otherwise, that would affect any preference, right or power of the RVMTP Shares or the Holders thereof, provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 2.9 of the Statement shall not be considered to affect the rights and preferences of the RVMTP Shares, and (ii) a division of an RVMTP Share shall be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the RVMTP Shares. For purposes of the foregoing, no matter shall be deemed to affect any preference, right or power of an RVMTP Share of any Series or the Holder thereof unless such matter (A) alters or abolishes any preferential right of such RVMTP Share, or (B) creates, alters or abolishes any right in respect of redemption of such RVMTP Share (other than solely as a result of a division of an RVMTP Share).

(e) Effecting any action to be taken pursuant to Sections 2.6(h) and 2.16 of the Statement other than the issuance of additional series of RVMTP Shares, including, but not limited to, any additional Series of RVMTP Shares or other Preferred Shares.

In addition, if the Board of Trustees shall designate a replacement to the S&P Municipal Bond 7 Day High Grade Rate Index pursuant to the definition of SIFMA Municipal Swap Index contained in the Statement, the Fund shall notify the Holders of the RVMTP Shares within five (5) Business Days of such designation and, if within thirty (30) days of such notice the Majority Participants shall have objected in writing to the designated replacement, the Board of Trustees shall designate a

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replacement to such index as agreed to between the Fund and the Majority Participants. In such event, the replacement index initially approved by the Board of Trustees shall be the index in effect for purposes of the Statement until a new index has been approved by the Fund and the Majority Participants.

7.16	No Individual Liability

This Agreement is executed on behalf of the Fund by an authorized officer of the Fund acting in such capacity and not individually, and shall not constitute his or her personal obligation either jointly or severally in their individual capacities. In accordance with the Declaration, no trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise under this Agreement, and the Fund shall be solely liable therefor and all parties hereto shall look solely to the Fund’s property for the payment of any claim, or the performance of any obligation, hereunder.

7.17	Limit on Purchaser’s Holdings of Common Shares

(a) Subject to 7.17(b) below, the Purchaser shall not directly or indirectly own, control or hold with power to vote, 5% or more of the outstanding Common Shares of the Fund.

(b) The Common Shares holding limit described above shall cease to apply if any Increased Rate Event occurs and continues for a period at least 180 calendar days.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MFS MUNICIPAL INCOME TRUST

By:	Digitally signed by Yost, James O. Date: 2021.07.19 13:09:48 -04‘00’
Name: James O. Yost
Title: Treasurer

[Signature Page to RVMTP Purchase Agreement]
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JPMORGAN CHASE BANK, N.A.

By:
	Name:	Sean Saroya
	Title:	Managing Director

[Signature Page to RVMTP Purchase Agreement]
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SCHEDULE 1

Description of Shares:	1,138 MFS Municipal Income Trust Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051, with a Liquidation Preference of $100,000 per share, issued in exchange for the Purchase Price, with the CUSIP 552738700.

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EXHIBIT A

FORMS OF OPINIONS OF COUNSEL

A-1

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EXHIBIT A-1

FORM OF CORPORATE AND 1940 ACT OPINION

A-1-1

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ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

July 20, 2021

JPMorgan Chase Bank, N.A., as the Purchaser
383 Madison Avenue, 3rd Floor
New York, NY 10179

The Bank of New York Mellon, as Tender and Paying Agent
101 Barclay Street, Floor 7E

New York, NY 10286

Ladies and Gentlemen:

We have acted as counsel to MFS Municipal Income Trust, a Massachusetts business trust (the “Fund”), in connection with the issuance and sale by the Fund of 1,138 shares of Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051 with a liquidation preference of $100,000 per share (the “RVMTP Shares”) to Purchaser (as defined below) pursuant to the RVMTP Purchase Agreement dated as of July 20, 2021 (the “Purchase Agreement”) between the Fund and JPMorgan Chase Bank, N.A. (the “Purchaser”).

This opinion is furnished to you as the Purchaser and as Tender and Paying Agent, respectively, pursuant to paragraph (d) of Article III of the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Confidential Private Offering Memorandum dated July 20, 2021 relating to the RVMTP Shares (the “Offering Memorandum”); (ii) the Statement Establishing and Fixing the Rights and Preferences of the Remarketable Variable Rate MuniFund Term Preferred Shares, dated as of July 20, 2021, and Appendix A thereto dated July 20, 2021 establishing the RVMTP Shares (together, the “Statement”); (iii) the Fund’s Declaration and By-Laws; (iv) the Purchase Agreement; (v) the Registration Rights Agreement dated as of July 20, 2021 (the “Registration Rights Agreement”) between the Fund and JPMorgan Chase Bank, N.A.; and (vi) the Tender and Paying Agent Agreement dated July 20, 2021 (the “Tender and Paying Agent Agreement”) between the Fund and The Bank of New York Mellon, as Tender and Paying Agent (the “Tender and Paying Agent”). The agreements referred to in clauses (iv) through (vi) above are referred to herein collectively as the “Transaction Documents.”

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We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all document submitted to us as originals and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Fund and the Investment Manager, public officials and other appropriate Persons. In rendering the opinions set forth below, we have assumed that the Tender and Paying Agent Agreement is the valid and binding obligation of the Tender and Paying Agent and that each of the Purchase Agreement and the Registration Rights Agreement is the valid and binding obligation of the Purchaser.

The opinions expressed herein are limited to matters governed by the laws of The Commonwealth of Massachusetts, the laws of the State of New York and the federal laws of the United States of America (collectively, the “Covered Laws”). Without limiting the generality of the foregoing, we express no opinion with respect to (i) any federal or state securities or “blue sky” laws or regulations (including, without limitation, the antifraud provisions thereof) other than as expressly set forth below, (ii) any antitrust, environmental, employee benefit or pension, real property or tax laws, (iii) any privacy, national , security, antiterrorism, money laundering, racketeering, criminal and civil forfeiture, foreign corrupt practices, foreign asset or trading control laws or (iv) any municipal or other local law, rule or regulation. With respect to our opinion set forth in paragraph 7 below with respect to compliance of each Transaction Document and the Statement with the 1940 Act and the Advisers Act, we have assumed that the Investment Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting as an investment manager for the Fund as contemplated by the Investment Management Agreement.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1.	The Fund is an unincorporated voluntary association (commonly known as a “Massachusetts business trust”) validly existing under the laws of The Commonwealth of Massachusetts and is in good standing with the Secretary of State of Massachusetts and has the trust power to conduct its business as described in the Offering Memorandum and to execute, deliver and perform its obligations under each of the Transaction Documents.

2.	Each Transaction Document has been duly authorized, executed and delivered by the Fund and constitutes a valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms.

3.	The RVMTP Shares have been duly authorized and, when issued and delivered to the Purchaser against payment in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and, subject to matters disclosed under “Anti-Takeover and Other Provisions in the Declaration of Trust” in the Offering Memorandum, nonassessable. The issuance of the RVMTP Shares is not subject to any preemptive right under the laws of The Commonwealth of Massachusetts or the Declaration.

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4.	The execution, delivery and performance of the Transaction Documents and the issuance and sale by the Fund of the RVMTP Shares in accordance with the Transaction Documents (a) will not violate the Fund’s Declaration or By-laws, (b) will not violate any provision of any Covered Laws, except that we express no opinion as to federal or state securities or “blue sky” laws, including the antifraud provisions thereof and (c) will not result in a breach or violation of, or constitute a default under, any of the agreements or instruments listed on Schedule I hereto, or court orders, judgments or decrees known to us.

5.	Under the Covered Laws, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by the Fund in connection with the execution, delivery and performance of the Transaction Documents or the issuance, offer, sale and delivery of the RVMTP Shares, except (i) such as have been obtained or made prior to the date hereof or (ii) such as may be required under federal or state securities or “blue sky” laws, as to which we express no opinion.

6.	Assuming (a) the accuracy of the representations and warranties of the Fund and the Purchaser set forth in the Purchase Agreement, (b) the due performance of, and compliance with, the covenants and agreements set forth in the Purchase Agreement by the Fund and the Purchaser and (c) compliance by the Purchaser with the offering, resale and transfer procedures and restrictions described in the Offering Memorandum under the heading “Notice to Purchasers of RVMTP Shares,” it is not necessary in connection with the issuance, offer, sale and delivery of the RVMTP Shares by the Fund to the Purchaser to register the RVMTP Shares under the Securities Act, it being understood that no opinion is expressed as to any reoffer or resale of the RVMTP Shares.

7.	Each of the Transaction Documents and the Statement complies in all material respects with all applicable provisions of the 1940 Act, the Investment Advisers Act of 1940, and the rules and regulations of the Securities and Exchange Commission thereunder, as the case may be, except we express no opinion as to the reasonableness or fairness of compensation payable thereunder.

8.	The Fund is registered under Section 8(a) of the 1940 Act as a closed-end, diversified management investment company.

Our opinions set forth above are subject to the following additional assumptions, qualifications and limitations:

(a) Our opinions are subject to: (i) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

(b) We express no opinion with respect to the applicability of Section 548 of the United States Bankruptcy Code or any comparable provision of state law.

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(c) Our opinions are also subject to the qualification that the enforceability of provisions in the Transaction Documents providing for indemnification or contribution, broadly worded waivers, waivers of rights to damages, offsets or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on public policy or statutory grounds.

(d) We express no opinion as to the enforceability of any provision which is determined to constitute a penalty or forfeiture, or as to the enforceability of rights of setoff, choice of law, submission to jurisdiction/any provision requiring that any action be brought only in the courts of a particular jurisdiction, waiver of any objection based on inappropriate venue or forum non conveniens, judgment conferences or arbitration.

(e) Our opinions with respect to choice of law and forum selection provisions are given solely in reliance on, and are limited in scope to, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York. In connection with the provisions of the Transaction Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Transaction Documents concerning personal jurisdiction and venue, we note that under NYCPLR § 510 a New York State court has discretion to transfer the place of trial, and under 28 U.S.C. § 1404(a) a United States District Court has discretion to transfer an action to another district or division where it might have been brought. Furthermore, in rendering the validity and enforceability opinions, and the absence of violations of laws with respect to performance, we are expressing no opinion as to the application of federal or state antitrust laws.

This opinion is furnished by us only to you as the Purchaser and as Tender and Paying Agent, respectively, in connection with the issuance and sale of the RVMTP Shares pursuant to the Purchase Agreement as described above and is solely for your benefit. Except as otherwise expressly consented to by us in writing, this opinion letter may not be relied upon for any other purpose or by any other person. Notwithstanding the foregoing, this opinion letter may (A) be disclosed to, but not relied upon by, governmental or regulatory authorities having jurisdiction over any addressee hereof and (B) be disclosed to and relied upon by any holders of RVMTP Shares (and beneficial owners of RVMTP Shares) who have acquired RVMTP Shares in accordance with Section 2.1(b) of the Purchase Agreement (each, a “Transferee”); provided, that (i) no Transferee shall have any greater rights with respect to this opinion letter than the original addressees hereof, (ii) no reissuance of this opinion letter shall be deemed to have occurred by reason of any such transfer and no such transfer shall be deemed to extend any statute of limitations period applicable on the date hereof, and the opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise an addressee of this opinion or any Transferee of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein, and (iii) any reliance on this opinion letter by a Transferee must be actual and reasonable under the circumstances existing at the time such Transferee becomes a holder of RVMTP Shares, including any changes in law, facts or any other developments known to or reasonably knowable by such Transferee at such time.

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Very truly yours,

Ropes & Gray LLP

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Schedule I

1. Investment Advisory Agreement, dated January 1, 2002 between the Fund and Massachusetts Financial Services Company.

2. Master Custodian Agreement between the Fund and State Street Bank & Trust Company, dated December 18, 2006, as amended.

3. Fund Accounting Agreement between the Registrant and State Street Bank & Trust Company, dated December 18, 2006, as amended.

4. Master Administrative Services Agreement, dated March 1, 1997, as amended and restated January 1, 2008 and August 1, 2014, by and among Massachusetts Financial Services Company, a Delaware corporation, and each of the funds (or trusts acting on behalf of their series) identified from time to time on Exhibit A thereto.

5. Transfer Agency and Service Agreement between the Fund and Computershare Shareholder Services, Inc., dated December 13, 2006 (the “Transfer Agency and Service Agreement”).

6. Amendment, dated June 29, 2007, to the Transfer Agency and Service Agreement between Registrant and Computershare, dated December 13, 2006.

7. Closed-End Oversight Agreement, dated January 1, 2007 by and among MFS Service Center, Inc., a Delaware corporation, and each of the closed-end funds identified from time to time on Exhibit A thereto (the “Closed-End Oversight Agreement”), and Exhibit A to the Closed-End Fund Oversight Agreement, dated as of June 29, 2007.

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EXHIBIT A-2

FORM OF TAX OPINION

A-2-1

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ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

July 20, 2021

MFS Municipal Income Trust
111 Huntington Avenue
Boston, MA 02199-7632

JPMorgan Chase Bank, N.A.
383 Madison Avenue, 3rd Floor
New York, NY 10179

Ladies and Gentlemen:

We have acted as counsel to the MFS Municipal Income Trust, which is registered under the Investment Company Act of 1940, as amended, as a closed-end management investment company and is organized as a Massachusetts business trust (the “Trust”), in connection with the offering and sale by the Trust of 1,138 shares of Series 2051 of its Remarketable Variable Rate MuniFund Term Preferred Shares, liquidation preference $100,000 per share of such Series, plus accumulated and unpaid dividends thereon (collectively, the “RVMTP Shares”). The RVMTP Shares were issued under the “Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares,” dated July 20, 2021 (the “Statement”), which is attached as Exhibit 2 to the Trust’s Amended and Restated By-Laws, as amended on July 19, 2019, and Appendix A to the Statement dated July 20, 2021, and are being offered pursuant to an offering memorandum, dated July 20, 2021 (the “Private Placement Memorandum”). On the date hereof, JPMorgan Chase Bank, N.A. (the “Initial Purchaser”) will purchase all of the RVMTP Shares in a transaction that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of the RVMTP Purchase Agreement, dated July 20, 2021, between the Trust and the Initial Purchaser (the “Purchase Agreement”) and the Registration Rights Agreement, dated July 20, 2021, between the Trust and the Initial Purchaser (the “Registration Rights Agreement”).

For purposes of this opinion, we have considered the Statement, the By-Laws , the Agreement and Declaration of Trust, as amended or restated or supplemented through the date hereof, the Purchase Agreement, the Registration Rights Agreement, the Private Placement Memorandum, and such other items as we have deemed necessary to render this opinion. In addition, the Trust provided us with a letter dated as of the date hereof, representing as to certain facts, occurrences and information upon which the Trust has indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

In reviewing the foregoing materials, we have assumed, with your perm1ss1on, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of the documents. We have further assumed, with your permission, that: (i) all documents examined by us are true and complete;

ROPES & GRAY LLP

(ii) all representations, warranties, and statements made by all parties or as set forth in such documents are true and complete; and (iii) all parties to such documents have acted, and will act, in accordance with their terms. We have further assumed that the Trust has been operated, and will be operated, in accordance with the documents reviewed by us and the representations received by us, and that the offering and sale of the RVMTP Shares will be conducted pursuant to the terms and conditions set forth in the documents reviewed by us without waiver or modification of any such terms and conditions.

Based on and subject to the foregoing and subject to the final paragraphs hereof, we are of the opinion that for U.S. federal income tax purposes:

A.	the RVMTP Shares will constitute equity in the Trust;

B.	the Trust will qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”); and

C.	distributions made with respect to the RVMTP Shares will qualify as exempt-interest dividends to the extent properly reported by the Trust and not otherwise limited under Section 852(b)(5)(A) of the Code.

In addition to the assumptions set forth above, these opinions are subject to the following exceptions, limitations and qualifications:

The Trust’s qualification and taxation as a regulated investment company depend on the Trust’s ability to satisfy through actual operations the applicable asset composition, source of income, distribution and other requirements of the Code necessary to qualify and be taxed as a regulated investment company, which operations we have not reviewed. Our opinions are based on the proposed method of operation of the Trust as described in the Private Placement Memorandum and the representations and covenants set forth in the documents described herein. We undertake no obligation to review at any time in the future either the Trust’s operations or its compliance with such representations and covenants. Consequently, no assurance can be given that the Trust will satisfy the requirements of the Code necessary to qualify or be taxed as a regulated investment company for any particular taxable year. Further, we assume no obligation to advise you of any changes in our opinions subsequent to the delivery of this opinion letter. Our opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinions, including without limitation with respect to any other U.S. federal, state, local or foreign tax consequences. No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) as to the subject matter of this opinion, there is no published authority directly on point, and there can be no assurance that the IRS or a court of law will concur with the opinions set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.

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The foregoing opinion is solely for the benefit of the addressees of this opinion and may not be relied upon by any other person without our prior written consent. Notwithstanding the foregoing, this opinion letter may (A) be disclosed to, but not relied upon by, governmental or regulatory authorities having jurisdiction over any addressee hereof and (B) be disclosed to and relied upon by any holders of RVMTP Shares (and beneficial owners of RVMTP Shares) who have acquired RVMTP Shares in accordance with Section 2.l(b) of the Purchase Agreement (each, a “Transferee”); provided, that (i) no Transferee shall have any greater rights with respect to this opinion letter than the original addressees hereof, (ii) no reissuance of this opinion letter shall be deemed to have occurred by reason of any such transfer and no such transfer shall be deemed to extend any statute of limitations period applicable on the date hereof, and the opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise an addressee of this opinion or any Transferee of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein, and (iii) any reliance on this opinion letter by a Transferee must be actual and reasonable under the circumstances existing at the time such Transferee becomes a holder of RVMTP Shares, including any changes in law, facts or any other developments known to or reasonably knowable by such Transferee at such time.

Very truly yours,

Ropes & Gray LLP

EXHIBIT A-3

FORM OF OPINION OF COUNSEL FOR THE TENDER AND PAYING AGENT

A-3-1

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BRYAN CAVE LEIGHTON PAISNER LLP 1290 Avenue of the Americas, New York, NY 10104-3300 T: 212 541 2000 F: 212 541 4630 bclplaw.com

July 20, 2021

JPMorgan Chase Bank, National Association,
  as Purchaser (the “Purchaser”)
383 Madison Avenue
New York, NY 10179

Re:	MFS Municipal Income Trust MFS Investment Grade Municipal Trust MFS High Income Municipal Trust MFS High Yield Municipal Trust (each a “Fund”) Remarketable Variable Rate Muni Term Preferred Shares

Ladies and Gentlemen:

We have acted as special counsel to The Bank of New York Mellon, a New York banking corporation (“BNYM”), as Tender and Paying Agent (the “Tender and Paying Agent”) under the Tender and Paying Agent Agreement, dated as of July 20, 2021 (the “Agreement”), between each Fund and the Tender and Paying Agent, relating to the referenced Remarketable Variable Rate Muni Term Preferred Shares (the “RVMTP Shares”).

In connection herewith, we have examined a copy of the Agreement.

Except as otherwise expressly set forth herein, for purposes of this opinion letter, we have not reviewed any document other than the Agreement. In particular, we have not reviewed any document that is referred to in or incorporated by reference into the Agreement. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. Except as provided in the immediately succeeding paragraph, we have conducted no independent factual investigation of our own, but rather have relied solely upon the Agreement, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Tender and Paying Agent’s Certificate (the “Certificate”) of even date herewith, to which is attached a copy of a Certificate from the New York State Department of Financial Services (the “Department”), dated June 15, 2021, the charter and bylaws of BNYM and of such other corporate records, agreements and instruments of BNYM, certificates of public officials and officers of BNYM, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the Agreement and otherwise, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with

USA.603892464.2/9YE

JPMorgan Chase Bank, National Association
July 20, 2021

authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Securities and Exchange Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Agreement and certificates or statements of appropriate representatives of BNYM.

We have assumed, with your permission, that (i) each party to the Agreement (other than BNYM) has been duly organized, formed or created, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its organization, formation or creation, and has all requisite power and authority (corporate and other) to execute, deliver and perform the Agreement, (ii) each party to the Agreement is duly qualified or admitted to transact business in each other jurisdiction where the nature of the business conducted therein or the property owned or leased therein makes such qualification or admission necessary, (iii) the Agreement has been duly and validly authorized, executed and delivered by each party thereto (other than BNYM) and (iv) the Agreement constitutes the legal, valid, binding and enforceable obligation of each party thereto (other than BNYM).

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Based solely on the Certificate, (i) BNYM is a corporation duly organized and existing under the laws of the State of New York and in good standing under the laws of the State of New York, (ii) BNYM is validly existing as a banking organization under the Banking Law of the State of New York and (iii) BNYM is a subsisting trust company under the supervision of the Department.

2. The Agreement has been duly authorized, executed and delivered by BNYM.

3. The Agreement constitutes the valid and binding obligation of BNYM, enforceable against BNYM in accordance with its terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinions herein reflect only the application of the applicable laws of the State of New York (excluding all laws, rules and regulations of cities, counties and other political subdivisions within such State and all securities (including blue sky), insurance, environmental, employee benefit, pension, antitrust and tax laws of such State) and the federal laws of the

JPMorgan Chase Bank, National Association
July 20, 2021

United States of America (excluding all securities, insurance, environmental, employee benefit, pension, antitrust and tax laws), in each case relating to the banking and trust powers and functions of BNYM. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b) The validity, binding effect and enforceability of the Agreement against BNYM may be limited by: (i) applicable insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing.

(c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to the enforceability of any provision in the Agreement purporting or attempting to: (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor; (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of BNYM or any other person to a trial by jury; (v) provide that remedies are cumulative or that decisions by a party are conclusive; (vi) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law; or (vii) leave open terms for later resolution by the parties or allow one party to alter the obligations of another party without the consent of such other party.

(e) For purposes of our opinions herein, we have assumed that (i) the State of New York has significant contact or significant aggregation of contacts, creating state interests, such that choice

JPMorgan Chase Bank, National Association
July 20, 2021

of its law is neither arbitrary nor fundamentally unfair, and (ii) such choice of law, if applied, would not be found to unjustifiably infringe upon the legitimate interests of another State.

This opinion letter is being delivered by us solely for the benefit of (a) the Purchaser and (b) any person that becomes a Holder (as defined in the Agreement) of RVMTP Shares in compliance with the RVMTP Purchase Agreement, dated as of July 20, 2021, between each Fund and the Purchaser; provided, that (i) no Holder shall have any greater rights with respect to this opinion letter than the Purchaser, (ii) no reissuance of this opinion letter shall be deemed to have occurred by reason of any such person becoming a Holder and no such assignment shall be deemed to extend any statute of limitations period applicable on the date hereof, and (iii) any reliance on this opinion letter by any such Holder must be actual and reasonable under the circumstances existing at the time such party becomes a Holder, including any changes in law, facts or any other developments known to or reasonably knowable by such party at such time. By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance, except each person entitled to rely on this opinion letter may (for informational purposes only) deliver copies of this opinion letter to (1) governmental regulatory agencies having jurisdiction over it to the extent disclosure of the opinion is required by applicable law or regulation, and (2) any prospective transferee of the RVMTP Shares that has represented in writing to the Holder or beneficial owner of such RVMTP Shares that such prospective transferee would be a permitted transferee of the RVMTP Shares. We shall have no obligation to revise or reissue this opinion letter with respect to any change in law or any event, fact, circumstance or transaction which occurs after the date hereof. In addition, we express no opinion with respect to any issue arising out of or related to the identity or status of any transferee of the RVMTP Shares or any subsequent transaction.

Very truly yours,

EXHIBIT B

ELIGIBLE ASSETS

On the Effective Date and at all times thereafter:

1.	All assets in the Fund consist of “Eligible Assets”, defined to consist only of the following as of the time of investment:

A.	Debt obligations

i. “Municipal securities,” defined as obligations (whether documented as securities or as loans) of a State, the District of Columbia, a U.S. territory, or a political subdivision thereof and including general obligations, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Internal Revenue Code of 1986 issued by or on behalf of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including any municipal corporate instrumentality of 1 or more States, or any public agency or authority of any State, the District of Columbia, any U.S. territory or any political subdivision thereof. The purchase of any municipal security will be based upon the Investment Manager’s assessment of an asset’s relative value in terms of current yield, price, credit quality, and future prospects; and the Investment Manager will monitor the creditworthiness of the Fund’s portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets. Eligible Assets shall include any municipal securities that at the time of purchase are paying scheduled principal and interest or if at the time of purchase are in payment default, then in the sole judgment of the Investment Manager, the value of such investments are expected to exceed the purchase price.

ii. Debt obligations of the United States.

iii. Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

iv. Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.

v. Debt obligations of the Federal Home Loan Banks.

vi. Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

vii. Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

viii. Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank’s own account, including qualified Canadian government obligations.

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ix. Debt obligations that are either (a) issued by Indian tribal governments or (b) non-Municipal Securities that are Below Investment Grade or that are Unrated, provided that, debt obligations described in this subsection (ix) shall only be Eligible Assets to the extent that such debt obligations, in the aggregate, do not exceed 2% of the Fund’s Total Assets.

x. Debt obligations of issuers other than those specified in (i) through (viii) above that are rated in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if the security has been rated by only one NRSRO, and which have been determined by the Fund, based on the Fund’s internal credit due diligence, to be securities where the issuer has adequate capacity to meet financial commitments under the security for the projected life of the security such that the risk of default on the security is low, and the full and timely repayment of principal and interest is expected, and that are “marketable.” For these purposes, an obligation is “marketable” if:

•	it is registered under the Securities Act;

•	it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

•	it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value.

xi. Certificates, preferred shares or other securities evidencing ownership interests in a municipal bond trust structure (including a tender option bond structure) that invests in (a) debt obligations of the types described in (i) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) above.

xii. The bonds, notes and other debt securities referenced in A above shall be defined as Eligible Assets. An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:

•	it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

•	it is for long-term or short-term financing purposes.

B.	Derivatives

i. Interest rate derivatives; or

ii. Swaps, credit default swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets.

C.	Other Assets

i. Shares of other investment companies registered under Section 8 of the Investment Company Act of 1940 (open- or closed-end funds and ETFs) the assets of which consist entirely of Eligible Assets based on the Investment Manager’s assessment of the assets of each such investment company taking into account the investment company’s most recent publicly available schedule of investments and publicly disclosed investment policies.

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ii. Cash.

iii. Repurchase agreements on assets described in A above.

iv. Assets not otherwise covered in A, B or C above that the Investment Manager or the sub-adviser may determine are in the best interest of shareholders of the Fund to acquire in pursuing a workout arrangement with issuers (of the types described in A above) of defaulted obligations, including, but not limited to, loans to the defaulted issuer or another party pursuant to the workout arrangement, or a debt, equity or other interest in the defaulted issuer or other party.

v. Preferred shares or trust certificates issued by an entity the assets of which, at the time of acquisition and at all times thereafter, consist entirety of Eligible Assets.

A.	Other assets, upon written agreement of the Purchaser that such assets are eligible for purchase by the Purchaser.

B.	Preferred securities issued by investment grade rated banks whose dividends are considered qualified dividend income.

C.	Investment company registered under the 1940 Act sub-classified as “closed-end company” pursuant to Section 5(a)(2) of the 1940 Act that invests, under normal circumstances, at least 80% of the value of its Assets (as defined in Rule 35d-1 under the 1940 Act) in municipal securities.

D.	Investment company registered under the 1940 Act sub-classified as an “open-end company” pursuant to Section 5(a)(1) of the 1940 Act that invests, under normal circumstances, at least 80% of the value of its Assets (as defined in Rule 35d-1 under the 1940 Act) in municipal securities.

E.	Investments in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, including without limitation, MFS Institutional Money Market Portfolio, or any similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in municipal securities or direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

2.	The Investment Manager has instituted policies and procedures that it believes are sufficient to ensure that the Fund and it comply with the representations, warranties and covenants contained in this Exhibit to the Agreement.

3.	The Fund will, upon request, provide the Purchaser and its internal and external auditors and inspectors as the Purchaser may from time to time designate, with all reasonable assistance and access to information and records of the Fund relevant to the Fund’s compliance with and performance of the representations, warranties and covenants contained in this Exhibit to the Agreement, but only for the purposes of internal and external audit.

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EXHIBIT C

TRANSFEREE CERTIFICATE

MFS Municipal Income Trust
[____]
Attention: [____]

Ladies and Gentlemen:

Reference is hereby made to the RVMTP Purchase Agreement (the “Purchase Agreement”), dated as of [_], 2021, between MFS Municipal Income Trust, a closed-end fund organized as a Massachusetts business trust (the “Fund”)and JPMorgan Chase Bank, N.A., a national banking association, (“JPMorgan”). JPMorgan, including its successors by merger or operation, is referred to herein as the “Transferor.” Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.

In connection with the proposed sale by the Transferor of _____________ RVMTP Shares (the “Transferred Shares”) to the undersigned transferee (the “Transferee”), the undersigned agrees and acknowledges, on its own behalf, and makes the representations and warranties, on its own behalf, as set forth in this certificate (this “Transferee Certificate”) to the Fund and the Transferor:

1. The Transferee certifies to one of the following (check a box):

☐ is a “qualified institutional buyer” (a “QIB”) (as defined in Rule 144A under the Securities Act or any successor provision) (“Rule 144A”) that is a registered closed-end management investment company the common shares of which are traded on a national securities exchange (a “Closed-End Fund”), a bank or an entity that is a 100% direct or indirect subsidiary of a bank’s publicly traded holding company (a “Bank”), insurance company, company that is included in the S&P 500 Index (and its direct or indirect wholly-owned subsidiary), separately managed account managed by registered investment advisers or registered open-end management investment company, in each case, to which any offer and sale is being made pursuant to Rule 144A or another available exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act;

☐ it is a tender option bond trust (or similar vehicle or arrangement) in which all investors are QIBs that are Closed-End Funds, Banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries), separately managed accounts managed by registered investment advisers or registered open-end management investment companies; or

☐ is a person which the Fund has consented in writing to permit to be the holder of the Transferred Shares.

2. The Transferee certifies that it (check a box):

☐ is either (i) not a MFS Person or (ii) a MFS Person, provided that it would, after such sale and transfer, own not more than 20% of the Outstanding Series of RVMTP Shares; or

☐ has received the prior written consent of the Fund and the Majority Participants.

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3. The Transferee understands and acknowledges that the Transferred Shares are “restricted securities” and have not been registered under the Securities Act or any other applicable securities law, are being offered for sale pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering with the meaning of Section 4(a)(2) of the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in this Transferee Certificate.

4. The Transferee is purchasing the Transferred Shares for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property be at all times within its or their control and subject to its or their ability to resell such securities pursuant to Rule 144A or any exemption from registration available under the Securities Act.

5. The Transferee agrees on its own behalf and on behalf of each subsequent holder or owner of the Transferred Shares by its acceptance thereof will agree to offer, sell or otherwise transfer the Transferred Shares only to Persons that it reasonably believes are (A)(i) QIBs that are Closed-End Funds, Banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries), separately managed accounts managed by registered investment advisers or registered open-end management investment companies, (ii) tender option bond trusts (or similar vehicles or arrangements) in which all investors are QIBs that are Closed-End Funds, Banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries), separately managed accounts managed by registered investment advisers or registered open-end management investment companies, in each case with respect to clauses (i) and (ii), pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) other investors with the prior written consent of the Fund and (B) Persons that are either (i) not a MFS Person or (ii) a MFS Person, provided that (x) such MFS Person would, after such sale and transfer, own not more than 20% of the Outstanding Series of RVMTP Shares, or (y) the prior written consent of the Fund and the Majority Participants has been obtained.

6. The Transferee acknowledges that the RVMTP Shares were issued in book-entry form and are represented by one global certificate and that the global certificate representing the RVMTP Shares (unless sold to the public in an underwritten offering of the RVMTP Shares pursuant to a registration statement filed under the Securities Act) contains a legend substantially to the following effect:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY TO (1)(A) PERSONS THAT THE HOLDER REASONABLY BELIEVES ARE “QUALIFIED INSTITUTIONAL BUYERS” THAT ARE REGISTERED CLOSED-END MANAGEMENT INVESTMENT COMPANIES, THE COMMON SHARES OF WHICH ARE TRADED ON A NATIONAL SECURITIES EXCHANGE (“CLOSED-END FUNDS”), BANKS OR ENTITIES THAT ARE 100% DIRECT OR INDIRECT SUBSIDIARIES

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OF BANKS’ PUBLICLY TRADED PARENT HOLDING COMPANIES (COLLECTIVELY, “BANKS”), INSURANCE COMPANIES, COMPANIES THAT ARE INCLUDED IN THE S&P 500 INDEX (AND THEIR DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARIES), SEPARATELY MANAGED ACCOUNTS MANAGED BY REGISTERED INVESTMENT ADVISERS OR REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANIES; (B) TENDER OPTION BOND TRUSTS (OR SIMILAR VEHICLES OR ARRANGEMENTS) IN WHICH ALL INVESTORS ARE PERSONS THAT THE HOLDER REASONABLY BELIEVES ARE “QUALIFIED INSTITUTIONAL BUYERS” THAT ARE CLOSED-END FUNDS, BANKS, INSURANCE COMPANIES, COMPANIES THAT ARE INCLUDED IN THE S&P 500 INDEX (AND THEIR DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARIES), SEPARATELY MANAGED ACCOUNTS MANAGED BY REGISTERED INVESTMENT ADVISERS OR REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANIES, IN EACH CASE WITH RESPECT TO CLAUSES (A) AND (B), IN ACCORDANCE WITH RULE 144A OR ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN A MANNER NOT INVOLVING ANY PUBLIC OFFERING WITHIN THE MEANING OF SECTION 4(A)(2) OF THE SECURITIES ACT; OR (C) OTHER INVESTORS WITH THE PRIOR WRITTEN CONSENT OF THE FUND AND (2) PERSONS THAT ARE EITHER (I) NOT A MFS PERSON (AS DEFINED IN THE PURCHASE AGREEMENT, DATED [_], 2021, BETWEEN THE FUND OF THE SECURITY AND JPMORGAN CHASE BANK, N.A. (THE “PURCHASE AGREEMENT”)) OR (II) A MFS PERSON, PROVIDED THAT (X) SUCH MFS PERSON WOULD, AFTER SUCH SALE AND TRANSFER, OWN NOT MORE THAN 20% OF THE OUTSTANDING SERIES OF RVMTP SHARES, OR (Y) THE PRIOR WRITTEN CONSENT OF THE FUND AND THE MAJORITY PARTICIPANTS HAS BEEN OBTAINED.

ANY TRANSFER IN VIOLATION OF THE FOREGOING TRANSFER RESTRICTIONS SHALL BE VOID AB INITIO. THE FOREGOING TRANSFER RESTRICTIONS SHALL NOT APPLY TO ANY RVMTP SHARES THAT ARE BEING REGISTERED AND SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR TO ANY SUBSEQUENT TRANSFER OF SUCH RVMTP SHARES.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE AGREED THAT, IN CONNECTION WITH ANY TRANSFER OF RVMTP SHARES, IT IS TRANSFERRING TO THE TRANSFEREE THE RIGHT TO RECEIVE FROM THE FUND ANY DIVIDENDS DECLARED AND UNPAID FOR EACH DAY PRIOR TO THE TRANSFEREE BECOMING THE BENEFICIAL OWNER OF THE RVMTP SHARES IN EXCHANGE FOR PAYMENT OF THE PURCHASE PRICE FOR SUCH RVMTP SHARES BY THE TRANSFEREE.

7. The Transferee has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Transferred Shares, and has so evaluated the merits and risks of such investment. The Transferee is able to bear the economic risk of an investment in the Transferred Shares and, at the present time, is able to afford a complete loss of such investment.

8. The Transferee acknowledges that it has received a copy of the Purchase Agreement and Appendices thereto and agrees to abide by any obligations therein binding on a transferee of the RVMTP Shares and the confidentiality obligations therein with respect to information relating to the Fund as if it were the Transferor.

9. The Transferee acknowledges that it has received a copy of the Registration Rights Agreement and agrees to abide by any obligations therein binding on a transferee of the RVMTP Shares.

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10. The Transferee acknowledges that it has been given the opportunity to obtain from the Fund the information referred to in Rule 144A(d)(4) under the Securities Act, and has either declined such opportunity or has received such information and has had access to and has reviewed all information, documents and records that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Transferred Shares and that the Transferee understands the risk and other considerations relating to such investment.

11. The Transferee acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the Transferred Shares. The Transferee understands that any materials presented to the Transferee in connection with the purchase and sale of the Transferred Shares does not constitute legal, tax or investment advice from the Fund. The Transferee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Transferred Shares.

12. The Transferee is not purchasing the Transferred Shares as a result of any advertisement, article, notice or other communication regarding the Transferred Shares published in, nor was it offered the Transferred Shares by, any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

13. Other than consummating the purchase of the Transferred Shares, the Transferee has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Transferee, executed any other purchases of securities of the Fund which may be integrated with the proposed purchase of the Transferred Shares by the Transferee.

14. The Transferee acknowledges that each of the Transferor and the Fund and their respective affiliates and others will rely on the acknowledgments, representations and warranties contained in this Transferee’s Certificate as a basis for exemption of the sale of the Transferred Shares under the Securities Act, under the securities laws of all applicable states, and for other purposes. The Transferee agrees to promptly notify the Fund and the Transferor if any of the acknowledgments, representations or warranties set forth herein are no longer accurate.

15. This Transferee’s Certificate shall be governed by and construed in accordance with the laws of the State of New York.

16. If the Transferee is acquiring the Transferred Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

17. The Transferee agrees to provide, together with this completed and signed Transferee’s Certificate, a completed and signed IRS Form W-9, an applicable Form W-8 or successor form, as applicable. The Transferee agrees to provide, together with this completed and signed Transferee’s Certificate or at a later date or dates as requested by the Fund, any other documentation, certifications or information requested by the Fund for the Fund to comply with the reporting requirements of the Foreign Account Tax Compliance Act, as codified in Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, and any Treasury Regulations or other guidance issued thereunder (“FATCA”). The Transferee understands that, if the Transferee fails to provide such documentation, certifications or information, the Fund may be required to withhold on payments to the Transferee, including payments of dividends or redemption proceeds, as required by FATCA. The Transferee further understands that the

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Fund may disclose information provided by the Transferee to the Internal Revenue Service or other parties as necessary to comply with FATCA.

18. The Transferee certifies that it is (check a box):

☐ (1) an entity taxed as a corporation that (i) joins in filing a consolidated federal corporate income tax return with JPMorgan, or (ii) is otherwise an affiliate of JPMorgan, and is taxed as a corporation (excluding any such entity that is taxed as a regulated investment company under Subchapter M of the Code), or (2) an entity that is a direct or indirect wholly-owned subsidiary of one or more of the entities described in clause (1) (each of the entities described in clauses (1) or (2), a “Corporate Affiliate”); or

☐ not a Corporate Affiliate.

[Signature Page Follows.]

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The undersigned has provided a completed and signed IRS Form W-9, an applicable Form W-8 or successor form, as applicable, and has caused this Transferee’s Certificate to be executed by its duly authorized representative as of the date set forth below.

Date:	Name of Transferee (use exact name in which Transferred Shares are to be registered):

Authorized Signature

Print Name and Title

Address of Transferee for Registration of Transferred Shares:

Transferee’s taxpayer identification number:

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EXHIBIT D

INFORMATION TO BE PROVIDED BY THE FUND

Reporting as of:

TOB Floaters: $

CUSIP	Portfolio Name	Description	Market Value	Par Value	Rating	State

[●]	[●]	[●]	[●]	[●]	[●]	[●]

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EXHIBIT E

CAPITALIZATION

The following table shows the Fund’s capitalization as of October 31, 2020 and as adjusted to reflect the sale of the RVMTP Shares and the use of the net proceeds to redeem the Existing Preferred Shares.

MFM

Actual as of 10/31/20 (audited)
VMTP Shares, $25,000 stated value per share, at liquidation value; unlimited shares authorized (4,550 shares outstanding)(a)	$113,750,000
RVMTP Shares, $100,000 stated value per share as adjusted, at liquidation value; unlimited shares authorized (1,138 shares outstanding, as adjusted)(a)

COMMON SHAREHOLDERS’ EQUITY
Common shares, $0 par value per share; unlimited shares authorized, 41,187,631 shares outstanding
Paid-in surplus	$280,445,263
Total distributable earnings	$11,603,835

Net assets applicable to common shares	$292,049,098
(a)	Liquidation value per share excludes accrued unpaid distributions.

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